     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 23, 2003


                                                     REGISTRATION NO. 333-104896
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ---------------------

                                AMENDMENT NO. 3

                                       TO
                                    FORM S-3
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                             ---------------------


                   TOM BROWN, INC.                               TOM BROWN RESOURCES FUNDING CORP.
(Exact Name of Registrant as Specified in Its Charter) (Exact Name of Registrant as Specified in Its Charter)
                       DELAWARE                                             NOVA SCOTIA
   (State or Other Jurisdiction of Incorporation or       (State or Other Jurisdiction of Incorporation or
                     Organization)                                         Organization)
                      95-1949781                                                N/A
         (IRS Employer Identification Number)                   (IRS Employer Identification Number)
                                                                        C/O TOM BROWN, INC.
          555 SEVENTEENTH STREET, SUITE 1850                     555 SEVENTEENTH STREET, SUITE 1850
                DENVER, COLORADO 80202                                 DENVER, COLORADO 80202
                    (303) 260-5000                                         (303) 260-5000
 (Address, Including Zip Code, and Telephone Number,    (Address, Including Zip Code, and Telephone Number,
                       Including                                             Including
    Area Code, of Registrant's Principal Executive         Area Code, of Registrant's Principal Executive
                        Offices)                                              Offices)


                              DANIEL G. BLANCHARD
                           EXECUTIVE VICE PRESIDENT,
                     CHIEF FINANCIAL OFFICER AND TREASURER

                                TOM BROWN, INC.

                       555 SEVENTEENTH STREET, SUITE 1850
                             DENVER, COLORADO 80202
                                 (303) 260-5000
 (Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
                             of Agent for Service)
                             ---------------------
                                    COPY TO:
                                JEFFERY B. FLOYD
                             VINSON & ELKINS L.L.P.
                             2300 FIRST CITY TOWER
                                  1001 FANNIN
                              HOUSTON, TEXAS 77002
                                 (713) 758-2222
                             ---------------------
    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this registration statement, as determined by market conditions and other factors.
    If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]
    If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]
    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
    If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                             ---------------------


                        CALCULATION OF REGISTRATION FEE


-----------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------
                                                         AMOUNT TO BE        PROPOSED MAXIMUM           PROPOSED MAXIMUM
TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED(1)     REGISTERED      OFFERING PRICE PER UNIT   AGGREGATE OFFERING PRICE
-----------------------------------------------------------------------------------------------------------------------------
Primary Offering(2):
 Debt Securities of Tom Brown, Inc.(3)...
 Common Stock of Tom Brown, Inc. (including attached
   preferred share purchase rights)(4)...
 Preferred Stock of Tom Brown, Inc....
 Depository Shares of Tom Brown, Inc.(5)
 Securities Warrants of Tom Brown, Inc. ...
 Stock Purchase Contracts of Tom Brown, Inc.(6)...
 Stock Purchase Units of Tom Brown, Inc.(7)...
 Debt Securities of Tom Brown Resources Funding
   Corp.(3)...
 Guarantees of Tom Brown, Inc.(8)...                         (9)             (9)(10)                      $500,000,000(11)(12)
----------------------------------------------------------------------------------------------------------------------------
Secondary Offering:
 Common Stock...                                       5,800,000 Shares           $25.25(13)              $146,450,000(13)
----------------------------------------------------------------------------------------------------------------------------
 Total.....                                                                                               $646,450,000
----------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------  ----------------
-----------------------------------------------------  ----------------
                                                          AMOUNT OF
TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED(1)  REGISTRATION FEE
-----------------------------------------------------  ----------------
Primary Offering(2):
 Debt Securities of Tom Brown, Inc.(3)...
 Common Stock of Tom Brown, Inc. (including attached
   preferred share purchase rights)(4)...
 Preferred Stock of Tom Brown, Inc....
 Depository Shares of Tom Brown, Inc.(5)
 Securities Warrants of Tom Brown, Inc. ...
 Stock Purchase Contracts of Tom Brown, Inc.(6)...
 Stock Purchase Units of Tom Brown, Inc.(7)...
 Debt Securities of Tom Brown Resources Funding
   Corp.(3)...
 Guarantees of Tom Brown, Inc.(8)...                       $40,450
----------------------------------------------------------------------------------------
Secondary Offering:
 Common Stock...                                           $11,848
---------------------------------------------------------------------------------------------------------
 Total.....                                                $52,298(14)
--------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------


                                                       (notes on following page)

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(a), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

(notes from previous page)



 (1) Tom Brown, Inc. may offer and sell from time to time debt securities, common stock, preferred stock, depositary shares, securities warrants, stock purchase contracts and stock purchase units hereunder. Tom Brown Resources Funding Corp. may offer and sell from time to time debt securities hereunder. One of Tom Brown, Inc.'s stockholders may offer and sell from time to time Tom Brown, Inc.'s common stock hereunder, which will reduce the aggregate dollar amount the registrants may sell.



 (2) This registration statement also covers such indeterminate amount of securities the registrants may issue in exchange for, or upon conversion or exercise of, as the case may be, securities registered hereunder that provide for conversion, exercise or exchange. No separate consideration will be received for any securities registered hereunder that are issued in exchange for, or upon conversion of, as the case may be, securities registered hereunder. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. If securities registered hereunder are sold as units, such units may consist of securities issued by both registrants.



 (3) Subject to Note (12) below, there is being registered hereunder an indeterminate amount of debt securities. If any debt securities are issued at an original issue discount, then the offering price of those debt securities shall be in an amount that will result in the aggregate initial offering price not to exceed $500,000,000, less the dollar amount of any registered securities previously issued. Any offering of debt securities denominated other than in U.S. dollars will be treated as the equivalent of U.S. dollars based on the exchange rate applicable to the purchase of such debt securities at the time of initial offering.



 (4) Subject to Note (12) below, there are being registered hereunder an indeterminate number of shares of common stock of Tom Brown, Inc. Each share of common stock includes an associated preferred share purchase right. Until the occurrence of certain prescribed events, none of which has occurred, the preferred share purchase rights are not exercisable, are evidenced by the certificates representing common stock, and will be transferred with the common stock.



 (5) Subject to Note (12) below, there is being registered hereunder an indeterminate amount of depositary shares of Tom Brown, Inc. to be evidenced by depositary receipts issued pursuant to a deposit agreement. If Tom Brown, Inc. elects to offer to the public fractional interests in shares of preferred stock registered hereunder, depositary receipts will be distributed to those persons purchasing such fractional interests and such shares will be issued to the depositary under the deposit agreement.



 (6) Subject to Note (12) below, there is being registered hereunder an indeterminate amount and there are being registered hereunder an indeterminate number of stock purchase contracts, representing obligations to purchase preferred stock, depositary shares, common stock or other securities of Tom Brown, Inc.



 (7) Subject to Note (12) below, there is being registered hereunder an indeterminate amount and there are being registered hereunder an indeterminate number of stock purchase units, consisting of stock purchase contracts together with debt securities, preferred stock, warrants or debt obligations of third parties securing the holders' obligations to purchase the securities under the stock purchase contracts.



 (8) The debt securities to be issued by Tom Brown Resources Funding Corp. will be irrevocably and unconditionally guaranteed on an unsecured senior basis by Tom Brown, Inc. No separate consideration will be received for the guarantees of Tom Brown, Inc. and, therefore, no additional registration fee is payable in respect of the registration of such guarantees.



 (9) Pursuant to General Instruction II(D) to Form S-3 under the Securities Act of 1933, the amount to be registered and the proposed maximum offering price per unit is not specified as to each class of securities to be registered by the registrants hereunder.



(10) The proposed maximum offering price per unit will be determined by the registrants from time to time in connection with, and at the time of, the issuance by the registrants of the securities registered hereunder.



(11) The proposed maximum aggregate offering price has been estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act.

(notes continued from previous page)



(12) In no event will the aggregate initial offering price of all securities issued by the registrants from time to time pursuant to this registration statement exceed $500,000,000, or the equivalent thereof in foreign or composite currencies.



(13) Estimated solely for the purpose of calculating the amount of this portion of the registration fee pursuant to Rule 457(c) under the Securities Act. The maximum offering price per unit and the maximum aggregate offering price is based on the average of the high and low sales price of Tom Brown, Inc.'s common stock on the New York Stock Exchange on July 18, 2003.



(14) Calculated pursuant to Rule 457(o) at the statutory rate of $80.90 per $1,000,000 of securities registered. Includes $40,450 in registration fees previously paid by Tom Brown, Inc. in connection with the initial filing of this registration statement on May 1, 2003.

                             ---------------------

                                EXPLANATORY NOTE



     This registration statement consists of two prospectuses, covering the registration of:



     - debt securities, common stock, preferred stock, depositary shares, securities warrants, stock purchase contracts and stock purchase units of Tom Brown, Inc. and debt securities of Tom Brown Resources Funding Corp.; and



     - shares of common stock of Tom Brown, Inc. that may be sold in one or more secondary offerings by one of Tom Brown, Inc.'s stockholders.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


                   SUBJECT TO COMPLETION, DATED JULY 23, 2003


PROSPECTUS


                                  $500,000,000



                                TOM BROWN, INC.

                                DEBT SECURITIES
                                  COMMON STOCK
                                PREFERRED STOCK
                               DEPOSITARY SHARES
                              SECURITIES WARRANTS
                            STOCK PURCHASE CONTRACTS
                              STOCK PURCHASE UNITS


                       TOM BROWN RESOURCES FUNDING CORP.



                   DEBT SECURITIES FULLY AND UNCONDITIONALLY


                         GUARANTEED BY TOM BROWN, INC.

                             ---------------------

     Tom Brown, Inc. may offer, from time to time, in one or more series:



     - unsecured senior debt securities;



     - unsecured subordinated debt securities;



     - shares of common stock;



     - shares of preferred stock;



     - depositary shares;



     - securities warrants;



     - stock purchase contracts; and



     - stock purchase units.



     From time to time, Tom Brown Resources Funding Corp. may offer and sell senior and subordinated debt securities in one or more series, consisting of notes, debentures or other evidences of indebtedness. The debt securities will be fully and unconditionally guaranteed by Tom Brown, Inc.



     The aggregate initial public offering price of all securities offered under this prospectus will not exceed $500,000,000. The securities:



     - will be offered at prices and on terms to be set forth in an accompanying prospectus supplement;



     - may be denominated in U.S. dollars or in other currencies or currency units;



     - may be offered separately or together, or in separate series; and



     - may be listed on a national securities exchange, if specified in an accompanying prospectus supplement.


     This prospectus provides you with a general description of the securities that may be offered. Each time securities are sold, we will provide one or more supplements to this prospectus that contain more specific information about the offering and the terms of the securities being offered. The supplements may also add, update or change information contained in this prospectus. This prospectus may not be used to offer or sell securities without a prospectus supplement describing the method and terms of the offering.

     You should carefully read this prospectus and any accompanying prospectus supplement before you invest in any of our securities.


     Tom Brown, Inc.'s common stock is listed on the New York Stock Exchange under the symbol "TBI."

                             ---------------------
     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                             ---------------------
                   This prospectus is dated           , 2003

                               TABLE OF CONTENTS


                                                              PAGE
                                                              ----
About This Prospectus.......................................    i
About Tom Brown.............................................    1
About Tom Brown Resources...................................    1
Use of Proceeds.............................................    1
Ratios of Earnings to Fixed Charges and Earnings to Fixed
  Charges and Preferred Stock Dividends.....................    2
Description of Debt Securities..............................    2
Description of Common Stock and Preferred Stock of Tom
  Brown.....................................................   13
Description of Depositary Shares of Tom Brown...............   17
Description of Securities Warrants of Tom Brown.............   19
Description of Stock Purchase Contracts and Stock Purchase
  Units of Tom Brown........................................   20
Plan of Distribution........................................   21
Legal Matters...............................................   22
Experts.....................................................   22
Where You Can Find More Information.........................   22


                             ---------------------

                             ABOUT THIS PROSPECTUS

     This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, which we refer to as the "SEC," using a "shelf" registration process. Under this shelf registration process, we may, over time, offer and sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $500,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we offer securities, we will provide one or more prospectus supplements that will contain specific information about the terms of that offering. A prospectus supplement may also add, update or change information contained in this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a prospectus supplement. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading "Where You Can Find More Information."


     Unless the context requires otherwise or unless otherwise noted, all references in this prospectus or any prospectus supplement to "Tom Brown" are to Tom Brown, Inc. and its subsidiaries, references to "Tom Brown Resources" are to Tom Brown Resources Funding Corp. and references to "we," "us" or "our" are to both Tom Brown and Tom Brown Resources.

                                ABOUT TOM BROWN



     Tom Brown is engaged primarily in the exploration for, and the acquisition, development, production, marketing, and sale of, natural gas, natural gas liquids and crude oil in North America. Tom Brown's activities are conducted principally in the Wind River and Green River Basins of Wyoming, the Piceance Basin of Colorado, the Paradox Basin of Utah and Colorado, the Val Verde Basin and Permian Basin of west Texas and southeastern New Mexico, the east Texas Basin and the western Canadian Sedimentary Basin. Tom Brown also, to a lesser extent, conducts exploration and development activities in other areas of the continental United States and Canada.



     Tom Brown's executive offices are located at 555 Seventeenth Street, Suite 1850, Denver, Colorado 80202, and the telephone number there is (303) 260-5000. Tom Brown maintains a website on the Internet at http://www.tombrown.com. Unless specifically incorporated by reference in this prospectus, information that you may find on the website is not part of this prospectus.



                           ABOUT TOM BROWN RESOURCES



     Tom Brown Resources is an unlimited liability company incorporated in February 2001 under the laws of Nova Scotia, Canada. Tom Brown Resources is a direct wholly owned subsidiary of Tom Brown. Any debt securities issued under this prospectus by Tom Brown Resources will be guaranteed by Tom Brown.



     The principal place of business of Tom Brown Resources is c/o Tom Brown Resources Ltd., 736 8th Avenue, SW, 7th Floor, Calgary, Alberta, Canada T2P 1H4, and the telephone number there is (403) 515-6000.


                                USE OF PROCEEDS

     Except as may otherwise be described in a prospectus supplement, the net proceeds from the sale of the securities offered pursuant to this prospectus and any prospectus supplement will be used for general corporate purposes. These purposes may include, but are not limited to:

     - reduction or refinancing of debt or other corporate obligations;

     - acquisitions;

     - capital expenditures; and

     - working capital.

     Any specific allocation of the net proceeds of an offering of securities to a specific purpose will be determined at the time of the offering and will be described in a prospectus supplement.

                    RATIOS OF EARNINGS TO FIXED CHARGES AND
            EARNINGS TO FIXED CHARGES AND PREFERRED STOCK DIVIDENDS


     Tom Brown's consolidated ratios of earnings to fixed charges and earnings to fixed charges and preferred stock dividends for each of the periods indicated are as follows:


                                                         YEAR ENDED DECEMBER 31,
                                                   -----------------------------------
                                                   1998    1999   2000    2001    2002
                                                   -----   ----   -----   -----   ----
                                                          (DOLLARS IN MILLIONS)
Ratio of earnings to fixed charges...............     --   2.86   17.49   14.42   2.64
Deficiency in the coverage of fixed charges by
  earnings before fixed charges..................  $71.4     --      --      --     --
Ratio of earnings to fixed charges and preferred
  stock dividends................................     --   1.95   14.39   14.42   2.64
Deficiency in the coverage of fixed charges and
  preferred stock dividends by earnings before
  fixed charges..................................  $74.1     --      --      --     --

---------------

     - "Earnings" consist of income (loss) before provision for income taxes and cumulative effects of changes in accounting principles, plus fixed charges (excluding capitalized interest).

     - "Fixed charges" consist of interest expense (including amortization of debt discount or premium), and the estimated interest factor attributable to rentals.


     - In 1998, the coverage deficiency was principally related to a $51.3 million impairment provision recognized on Tom Brown's investment in oil and gas properties.


     As of the date of this prospectus, there are no outstanding shares of preferred stock.

                         DESCRIPTION OF DEBT SECURITIES


     The Debt Securities will be either senior debt securities of Tom Brown or Tom Brown Resources ("Senior Debt Securities") or subordinated debt securities of Tom Brown or Tom Brown Resources ("Subordinated Debt Securities"). The Senior Debt Securities and the Subordinated Debt Securities will be issued under separate Indentures between either Tom Brown or Tom Brown Resources and a U.S. banking institution selected by either Tom Brown or Tom Brown Resources, as "Trustee." Senior Debt Securities will be issued under a "Senior Indenture" and Subordinated Debt Securities will be issued under a "Subordinated Indenture." Collectively, the Senior Indentures and the Subordinated Indentures are called "Indentures." The Debt Securities may be issued from time to time in one or more series.



     We have summarized all material provisions of the Indentures below. We have filed the forms of each Indenture with the SEC as exhibits to the registration statement of which this prospectus is a part, and you should read such documents for provisions that may be important to you. In the summary below, we have included references to section numbers of the applicable Indentures so that you can easily locate these provisions. Whenever we refer in this prospectus or in the prospectus supplement to particular sections or defined terms of an Indenture, such sections or defined terms are incorporated by reference herein or therein, as applicable. Capitalized terms used in this summary have the meanings specified in the Indentures.



     For purposes of this section, the "Issuer" means Tom Brown, in the case of Debt Securities issued by Tom Brown, and Tom Brown Resources, in the case of Debt Securities issued by Tom Brown Resources, while the "Guarantor" means Tom Brown, in the case of Debt Securities issued by Tom Brown Resources, and has no meaning in the case of Debt Securities issued by Tom Brown.


GENERAL


     The Indentures provide that Debt Securities in separate series may be issued thereunder from time to time without limitation as to aggregate principal amount. The Issuer may specify a maximum aggregate principal amount for the Debt Securities of any series. (Section 301) The Issuer will determine the terms and conditions of the Debt Securities, including the maturity, principal and interest, but those terms must be consistent with the applicable Indenture. The Debt Securities will be the Issuer's unsecured obligations.



     The Subordinated Debt Securities will be subordinated in right of payment to the prior payment in full of all of the Issuer's Senior Debt (as defined) as described under "-- Subordination of Subordinated Debt Securities" and in the prospectus supplement applicable to any Subordinated Debt Securities. If the prospectus supplement so indicates, the Subordinated Debt Securities of Tom Brown will be convertible into Tom Brown's common stock as described in the prospectus supplement.



     The Debt Securities issued by Tom Brown Resources will be guaranteed by Tom Brown as described under "-- Guarantees" and in the prospectus supplement applicable to any such Debt Securities.


     The applicable prospectus supplement will set forth the price or prices at which the Debt Securities to be offered will be issued and will describe the following terms of such Debt Securities:

     (1) the title of the Debt Securities;

     (2) whether the Debt Securities are Senior Debt Securities or Subordinated Debt Securities and, if Subordinated Debt Securities, the related subordination terms;

     (3) any limit on the aggregate principal amount of the Debt Securities;


     (4) the Person to whom any interest on a Debt Security will be payable;



     (5) the dates on which the principal of the Debt Securities will be payable;



     (6) the rate at which the Debt Securities will bear interest, the dates from which interest shall accrue and the interest payment dates for the Debt Securities;



     (7) the places where payments on the Debt Securities will be payable;



     (8) any terms upon which the Debt Securities may be redeemed, in whole or in part, at the Issuer's option, including any redemption provisions relating to the obligation of Tom Brown Resources or the Guarantor to pay any Additional Amounts (as defined in "-- Additional Amounts") with respect to the Debt Securities issued by Tom Brown Resources as a result of a change in the laws or regulations of Canada (or any political subdivision or taxing authority thereof or therein), or any change in any official position regarding the application or interpretation of such laws or regulations, which change is announced or becomes effective on or after the issuance date of any Debt Securities issued by Tom Brown Resources;



     (9) any sinking fund or other provisions that would obligate the Issuer to repurchase or otherwise redeem the Debt Securities;



     (10) the portion of the principal amount, if less than all, of the Debt Securities that will be payable upon declaration of acceleration of the Maturity of the Debt Securities;



     (11) whether the Debt Securities are defeasible;



     (12) any addition to or change in the Events of Default;



     (13) any addition to or change in the covenants in the Indenture applicable to any of the Debt Securities;



     (14) whether the Debt Securities are convertible into, or exchangeable for, securities or other property of the Issuer and, if so, the terms and conditions upon which conversion will be effected, including the initial conversion price and any adjustments thereto, the conversion period and other conversion provisions;



     (15) whether the Debt Securities are issued together with other securities as a unit; and

     (16) any other terms of the Debt Securities not inconsistent with the provisions of the Indenture. (Section 301)


     Debt Securities may be sold at a substantial discount below their principal amount. Special United States federal income tax considerations applicable to Debt Securities sold at an original issue discount may be described in the applicable prospectus supplement. In addition, special United States federal income tax or other considerations applicable to any Debt Securities that are denominated in a currency or currency unit other than United States dollars may be described in the applicable prospectus supplement.

SUBORDINATION OF SUBORDINATED DEBT SECURITIES


     The indebtedness evidenced by the Subordinated Debt Securities will, to the extent set forth in the Subordinated Indenture with respect to each series of Subordinated Debt Securities, be subordinate in right of payment to the prior payment in full of all of the Issuer's Senior Debt, including the Senior Debt Securities, and it may also be senior in right of payment to all of the Issuer's Subordinated Debt. The Subordinated Debt Securities issued by Tom Brown Resources will be guaranteed on a subordinated unsecured basis by Tom Brown, which guarantee (the "Guarantee") will be subordinated in right of payment to the prior payment in full of all of Tom Brown's Senior Debt and which Guarantee may also be senior in right of payment to all of Tom Brown's Subordinated Debt. The prospectus supplement relating to any Subordinated Debt Securities will summarize the subordination provisions of the Subordinated Indenture applicable to that series including:



     - the applicability and effect of such provisions upon any payment or distribution of the Issuer's assets to creditors upon any liquidation, dissolution, winding-up, reorganization, assignment for the benefit of creditors or marshaling of assets or any bankruptcy, insolvency or similar proceedings;



     - the applicability and effect of such provisions in the event of specified defaults with respect to any Senior Debt, including the circumstances under which and the periods in which the Issuer will be prohibited from making payments on the Subordinated Debt Securities; and


     - the definition of Senior Debt applicable to the Subordinated Debt Securities of that series and, if the series is issued on a senior subordinated basis, the definition of Subordinated Debt applicable to that series.

     The prospectus supplement will also describe as of a recent date the approximate amount of Senior Debt to which the Subordinated Debt Securities of that series will be subordinated.

     The failure to make any payment on any of the Subordinated Debt Securities by reason of the subordination provisions of the Subordinated Indenture described in the prospectus supplement will not be construed as preventing the occurrence of an Event of Default with respect to the Subordinated Debt Securities arising from any such failure to make payment.

     The subordination provisions described above will not be applicable to payments in respect of the Subordinated Debt Securities from a defeasance trust established in connection with any defeasance or covenant defeasance of the Subordinated Debt Securities as described under "-- Defeasance and Covenant Defeasance."


GUARANTEE





     Tom Brown will fully and unconditionally guarantee to each holder of a Debt Security issued by Tom Brown Resources and authenticated and delivered by the Trustee the due and punctual payment of the principal of, and any premium and interest on, the Debt Security, when and as it becomes due and payable, whether at maturity, upon acceleration, by call for redemption, repayment or otherwise at maturity, by acceleration, by redemption or otherwise in accordance with the terms of the Debt Securities and of the applicable Indenture.

     Tom Brown will:



     - agree that, if an Event of Default occurs under the Debt Securities, its obligations under the Guarantee will be absolute and unconditional and will be enforceable irrespective of any invalidity, irregularity or unenforceability of any series of the Debt Securities or the applicable Indenture or any supplement thereto;



     - waive its right to require the Trustee or the holders to pursue to exhaustion their legal or equitable remedies against Tom Brown Resources before exercising their rights under the Guarantee; and



     - agree to be subject to the restrictions set forth below under "-- Consolidation, Merger and Sale of Assets" as if Tom Brown was the "Issuer."



ADDITIONAL AMOUNTS



     All payments made by the Issuer under or with respect to the Debt Securities issued by Tom Brown Resources and by the Guarantor under or with respect to the Guarantee (the Issuer and the Guarantor being referred to for purposes of this paragraph, individually, as an "Obligor" and, collectively, as the "Obligors") will be made free and clear of, and without withholding or deduction for or on account of, any present or future tax, duty, levy, impost, assessment or other governmental charge imposed or levied by or on behalf of the Government of Canada or of any province or territory thereof or by any authority or agency therein or thereof having power to tax (or the jurisdiction of incorporation of any successor of any Obligor) (hereunder, "Taxes"), unless the applicable Obligor or any successor, as the case may be, is required to withhold or deduct Taxes by law or by the interpretation or administration thereof by the relevant governmental authority or agency. If any Obligor or any successor, as the case may be, is so required to withhold or deduct any amount for or on account of Taxes from any payment made under or with respect to the Debt Securities issued by Tom Brown Resources or the Guarantee, such Obligor will pay such additional amounts ("Additional Amounts") as may be necessary so that the net amount received by each Holder (including Additional Amounts) after such withholding or deduction will not be less than the amount the Holder would have received if such Taxes had not been withheld or deducted; provided that no Additional Amounts will be payable with respect to a payment made to a Holder (an "Excluded Holder") in respect of a beneficial owner (i) with which the Issuer does not deal at arm's length (within the meaning of the Income Tax Act (Canada)) at the time of making such payment or (ii) that is subject to such Taxes by reason of its being connected with Canada or any province or territory thereof otherwise than by the mere acquisition, holding or disposition of the Debt Securities issued by Tom Brown Resources or the receipt of payments thereunder. The Obligors will also (i) make such withholding or deduction and
(ii) remit the full amount deducted or withheld to the relevant government authority in accordance with applicable law. The Obligors will furnish to the Holders, within 30 days after the date the payment of any Taxes is due pursuant to applicable law, certified copies of tax receipts evidencing such payment. The Obligors will, jointly and severally, indemnify and hold harmless each Holder (other than an Excluded Holder) and upon written request reimburse each such Holder for the amount of (i) any Taxes so levied or imposed and paid by such Holder as a result of payments made under or with respect to the Debt Securities or the Guarantee, (ii) any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, and (iii) any Taxes imposed with respect to any reimbursement under (i) or (ii) so that the net amount received by such Holder after such reimbursement will not be less than the net amount the Holder would have received if Taxes on such reimbursement had not been imposed.



     At least 30 days prior to each date on which any payment under or with respect to the Debt Securities issued by Tom Brown Resources is due and payable, if the Issuer will be obligated to pay Additional Amounts with respect to such payment, the Issuer will deliver to the applicable Trustee an Officers' Certificate stating the fact that such Additional Amounts will be payable and the amounts so payable, and will set forth such other information necessary to enable such Trustee to pay such Additional Amounts to Holders on the payment date. Whenever the applicable Indenture mentions, in any context, the payment of principal (and premium, if any), redemption price, interest or any other amount payable under or with respect to any Debt Security issued by Tom Brown Resources, such mention shall be deemed to include mention of the payment of Additional Amounts to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.



     The Issuer will pay any present or future stamp, court or documentary taxes or any other excise or property taxes, charges or similar levies that arise in any jurisdiction from the execution, delivery, enforcement or registration of the Debt Securities or any other document or instrument in relation thereto, or the receipt of any payments with respect to the Debt Securities, excluding such taxes, charges or similar levies imposed by any jurisdiction outside of Canada, the jurisdiction of incorporation of any successor of the Issuer or any jurisdiction in which a paying agent is located, and has agreed to indemnify the Holders for any such taxes paid by such Holders.



     The foregoing obligations shall survive any termination, defeasance or discharge of the applicable Indenture, and the payment of amounts owing under or with respect to the Debt Securities issued by Tom Brown Resources and the Guarantees.


FORM, EXCHANGE AND TRANSFER


     The Debt Securities of each series will be issuable only in registered form, without coupons, and, unless otherwise specified in the applicable Indenture, only in denominations of $1,000 and integral multiples thereof. (Section 302)


     At the option of the Holder, subject to the terms of the applicable Indenture and the limitations applicable to Global Securities, Debt Securities of each series will be exchangeable for other Debt Securities of the same series of any authorized denomination and of a like tenor and aggregate principal amount. (Section 305)


     Subject to the terms of the applicable Indenture and the limitations applicable to Global Securities, Debt Securities may be presented for exchange as provided above or for registration of transfer (duly endorsed or accompanied by a duly executed written instrument of transfer in form satisfactory to the Issuer) at the office of the Security Registrar or at the office of any transfer agent designated by the Issuer for such purpose. No service charge will be made for any registration of transfer or exchange of Debt Securities, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. Such transfer or exchange will be effected upon the Security Registrar or such transfer agent, as the case may be, being satisfied with the documents of title and identity of the person making the request. The Security Registrar and any other transfer agent initially designated by the Issuer for any Debt Securities will be named in the applicable prospectus supplement. (Section 305) The Issuer may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that the Issuer will be required to maintain a transfer agent in each Place of Payment for the Debt Securities of each series. (Section 1002).



     If the Debt Securities of any series (or of any series and specified terms) are to be redeemed in part, the Issuer will not be required to (i) issue, register the transfer of or exchange any Debt Security of that series (or of that series and specified terms, as the case may be) during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any such Debt Security that may be selected for redemption and ending at the close of business on the day of such mailing or (ii) register the transfer of or exchange any Debt Security so selected for redemption, in whole or in part, except the unredeemed portion of any such Debt Security being redeemed in part. (Section 305).


GLOBAL SECURITIES


     Some or all of the Debt Securities of any series may be represented, in whole or in part, by one or more Global Securities that will have an aggregate principal amount equal to that of the Debt Securities represented thereby. Each Global Security will be registered in the name of a Depositary or its nominee identified in the applicable prospectus supplement, will be deposited with such Depositary or nominee or its custodian and will bear a legend regarding the restrictions on exchanges and registration of transfer thereof referred to below and any such other matters as may be provided for pursuant to the applicable Indenture.

     Notwithstanding any provision of the Indentures or any Debt Security described in this prospectus, no Global Security may be exchanged in whole or in part for Debt Securities registered, and no transfer of a Global Security in whole or in part may be registered, in the name of any person other than the Depositary for such Global Security or any nominee of such Depositary unless:


     (1) the Depositary has notified the Issuer that it is unwilling or unable to continue as Depositary for such Global Security or has ceased to be qualified to act as such as required by the applicable Indenture;



     (2) an Event of Default with respect to the Debt Securities represented by such Global Security has occurred and is continuing and the Security Registrar has received a written request from the Depositary to issue certificated Debt Securities; or


     (3) other circumstances exist, in addition to or in lieu of those described above, as may be described in the applicable prospectus supplement.

     All Debt Securities issued in exchange for a Global Security or any portion thereof will be registered in such names as the Depositary may direct. (Sections 205 and 305)

     As long as the Depositary, or its nominee, is the registered Holder of a Global Security, the Depositary or such nominee, as the case may be, will be considered the sole owner and Holder of such Global Security and the Debt Securities that it represents for all purposes under the Debt Securities and the applicable Indenture. Except in the limited circumstances referred to above, owners of beneficial interests in a Global Security will not be entitled to have such Global Security or any Debt Securities that it represents registered in their names, will not receive or be entitled to receive physical delivery of certificated Debt Securities in exchange therefor and will not be considered to be the owners or Holders of such Global Security or any Debt Securities that it represents for any purpose under the Debt Securities or the applicable Indenture. All payments on a Global Security will be made to the Depositary or its nominee, as the case may be, as the Holder of the security. The laws of some jurisdictions require that some purchasers of Debt Securities take physical delivery of such Debt Securities in definitive form. These laws may impair the ability to transfer beneficial interests in a Global Security.


     Ownership of beneficial interests in a Global Security will be limited to institutions that have accounts with the Depositary or its nominee ("participants") and to persons that may hold beneficial interests through participants. In connection with the issuance of any Global Security, the Depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of Debt Securities represented by the Global Security to the accounts of its participants. Ownership of beneficial interests in a Global Security will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by the Depositary (with respect to participants' interests) or any such participant (with respect to interests of persons held by such participants on their behalf). Payments, transfers, exchanges and other matters relating to beneficial interests in a Global Security may be subject to various policies and procedures adopted by the Depositary from time to time. None of the Issuer, the Trustees or the agents of the Issuer or the Trustees will have any responsibility or liability for any aspect of the Depositary's or any participant's records relating to, or for payments made on account of, beneficial interests in a Global Security, or for maintaining, supervising or reviewing any records relating to such beneficial interests.


PAYMENT AND PAYING AGENTS

     Unless otherwise indicated in the applicable prospectus supplement, payment of interest on a Debt Security on any Interest Payment Date will be made to the Person in whose name such Debt Security (or one or more Predecessor Debt Securities) is registered at the close of business on the Regular Record Date for such interest. (Section 307)

     Unless otherwise indicated in the applicable prospectus supplement, principal of and any premium and interest on the Debt Securities of a particular series will be payable at the office of such Paying Agent or Paying Agents as the Issuer may designate for such purpose from time to time, except that at the Issuer's option payment of any interest may be made by check mailed to the address of the Person entitled thereto as such address appears in the Security Register. Unless otherwise indicated in the applicable prospectus supplement, the corporate trust office of the Trustee under the Senior Indentures in The City of New York will be designated as sole Paying Agent for payments with respect to Senior Debt Securities of each series, and the corporate trust office of the Trustee under the Subordinated Indentures in The City of New York will be designated as the sole Paying Agent for payment with respect to Subordinated Debt Securities of each series. Any other Paying Agents initially designated by the Issuer for the Debt Securities of a particular series will be named in the applicable prospectus supplement. The Issuer may at any time designate additional Paying Agents or rescind the designation of any Paying Agent or approve a change in the office through which any Paying Agent acts, except that the Issuer will be required to maintain a Paying Agent in each Place of Payment for the Debt Securities of a particular series. (Section 1002)



     All moneys paid by the Issuer or the Guarantor, if any, to a Paying Agent for the payment of the principal of or any premium or interest on any Debt Security that remain unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to the Issuer or the Guarantor, and the Holder of such Debt Security thereafter may look only to the Issuer or Guarantor for payment thereof. (Section 1003)


CONSOLIDATION, MERGER AND SALE OF ASSETS


     The Issuer, or the Guarantor, if any, may not consolidate with or merge into, or transfer, sell, lease or otherwise dispose of all or substantially all of its assets to, any Person (a "successor Person"), and may not permit any Person to consolidate with or merge into it, unless:



     (1) in a transaction in which the Issuer or the Guarantor is not the successor Person, the successor Person (if any) is a corporation, partnership, trust or other entity organized and validly existing under the laws of any domestic jurisdiction or, in the case of Debt Securities issued by Tom Brown Resources, under the laws of Canada or any province or territory thereof, and expressly assumes the Issuer's or the Guarantor's, as the case may be, obligations on the Debt Securities or the Guarantee, as applicable, and under the Indentures;



     (2) immediately after giving effect to the transaction, no Event of Default, and no event that, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing;



     (3) several other conditions, including any additional conditions with respect to any particular Debt Securities specified in the applicable prospectus supplement, are met;



     (4) the successor Person shall be the Issuer, Guarantor or a Wholly Owned Subsidiary of the Guarantor; and



     (5) in a transaction in which the Guarantor is not the successor Person, the Guarantor confirms its obligations under the Guarantee and the applicable Indenture. (Section 801)


EVENTS OF DEFAULT

     Unless otherwise specified in the prospectus supplement, each of the following will constitute an Event of Default under the applicable Indenture with respect to Debt Securities of any series:


     (1) the Issuer and the Guarantor, if any, fail to pay principal of or any premium on any Debt Security of that series when due, whether or not, in the case of Subordinated Debt Securities, such payment is prohibited by the subordination provisions of the Subordinated Indenture;

     (2) the Issuer and the Guarantor, if any, fail to pay any interest on any Debt Securities of that series when due, continued for 30 days, whether or not, in the case of Subordinated Debt Securities, such payment is prohibited by the subordination provisions of the Subordinated Indenture;



     (3) the Issuer and the Guarantor, if any, fail to deposit any sinking fund payment, when due, in respect of any Debt Security of that series, whether or not, in the case of Subordinated Debt Securities, such deposit is prohibited by the subordination provisions of the Subordinated Indenture;



     (4) the Issuer or the Guarantor, if any, fail to perform or comply with the provisions described under "-- Consolidation, Merger and Sale of Assets";



     (5) the Issuer or the Guarantor, if any, fail to perform any of its other covenants in such Indenture (other than a covenant included in such Indenture solely for the benefit of a series other than that series), continued for 60 days after written notice has been given by the applicable Trustee, or the Holders of at least 25% in principal amount of the Outstanding Debt Securities of that series, as provided in such Indenture; and



     (6) certain events of bankruptcy, insolvency or reorganization affecting the Issuer, any Significant Subsidiary or any group of Subsidiaries that together would constitute a Significant Subsidiary. (Section 501)



     If an Event of Default (other than an Event of Default described in clause
(6) above) with respect to the Debt Securities of any series at the time Outstanding shall occur and be continuing, either the applicable Trustee or the Holders of at least 25% in principal amount of the Outstanding Debt Securities of that series by notice as provided in the Indenture may declare the principal amount of the Debt Securities of that series (or, in the case of any Debt Security that is an Original Issue Discount Debt Security or the principal amount of which is not then determinable, such portion of the principal amount of such Debt Security, or such other amount in lieu of such principal amount, as may be specified in the terms of such Debt Security) to be due and payable immediately. If an Event of Default described in clause (6) above with respect to the Debt Securities of any series at the time Outstanding shall occur, the principal amount of all the Debt Securities of that series (or, in the case of any such Original Issue Discount Security or other Debt Security, such specified amount) will automatically, and without any action by the applicable Trustee or any Holder, become immediately due and payable. After any such acceleration, but before a judgment or decree based on acceleration, the Holders of a majority in principal amount of the Outstanding Debt Securities of that series may, under certain circumstances, rescind and annul such acceleration if (1) the Issuer or the Guarantor, if any, has paid or deposited with the Trustee an amount sufficient to pay the principal of and premium on any Debt Securities of that series that have become due other than by declaration of acceleration, all overdue interest on such Debt Securities, interest on any overdue interest (if lawful), any amounts paid by the Trustee under the applicable Indenture and the reasonable compensation and expenses of the Trustee and (2) all Events of Default, other than the non-payment of accelerated principal (or other specified amount), have been cured or waived as provided in the applicable Indenture. (Section 502) For information as to waiver of defaults, see "-- Modification and Waiver" below.


     Subject to the provisions of the Indentures relating to the duties of the Trustees in case an Event of Default shall occur and be continuing, each Trustee will be under no obligation to exercise any of its rights or powers under the applicable Indenture at the request or direction of any of the Holders, unless such Holders shall have offered to such Trustee reasonable indemnity. (Section
603) Subject to such provisions for the indemnification of the Trustees, the Holders of a majority in principal amount of the Outstanding Debt Securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Debt Securities of that series. (Section 512)

     No Holder of a Debt Security of any series will have any right to institute any proceeding with respect to the applicable Indenture, or for the appointment of a receiver or a trustee, or for any other remedy thereunder, unless:


     (1) such Holder has previously given to the Trustee under the applicable Indenture written notice of a continuing Event of Default with respect to the Debt Securities of that series;



     (2) the Holders of at least 25% in principal amount of the Outstanding Debt Securities of that series have made written request, and such Holder or Holders have offered reasonable indemnity, to the Trustee to institute such proceeding as trustee; and


     (3) the Trustee has failed to institute such proceeding, and has not received from the Holders of a majority in principal amount of the Outstanding Debt Securities of that series a direction inconsistent with such request, within 60 days after such notice, request and offer. (Section 507)

     However, such limitations do not apply to a suit instituted by a Holder of a Debt Security for the enforcement of payment of the principal of or any premium or interest on such Debt Security on or after the applicable due date specified in such Debt Security or, if applicable, to convert such Debt Security. (Section 508)


     The Issuer and the Guarantor, if any, each will be required to furnish to each Trustee annually a statement by certain of such entity's officers as to whether or not the Issuer or the Guarantor, as the case may be, to their knowledge, is in default in the performance or observance of any of the terms, provisions and conditions of the applicable Indenture and, if so, specifying all such known defaults. (Section 1004)


MODIFICATION AND WAIVER


     Modifications and amendments of an Indenture may be made by the Issuer or the Guarantor, if any, and the applicable Trustee with the consent of the Holders of a majority in principal amount of the Outstanding Debt Securities of each series affected by such modification or amendment; provided, however, that no such modification or amendment may, without the consent of the Holder of each Outstanding Debt Security affected thereby:



     (1) change the Stated Maturity of the principal of, or any installment of principal of or interest on, any Debt Security;



     (2) reduce the principal amount of, or any premium or interest on, any Debt Security;



     (3) reduce the amount of principal of an Original Issue Discount Security or any other Debt Security payable upon acceleration of the Maturity thereof;



     (4) change the place or currency of payment of principal of, or any premium or interest on, any Debt Security;



     (5) impair the right to institute suit for the enforcement of any payment on or any conversion right with respect to any Debt Security;



     (6) in the case of Subordinated Debt Securities, modify the subordination or conversion provisions in a manner adverse to the Holders of the Subordinated Debt Securities;



     (7) reduce the percentage in principal amount of Outstanding Debt Securities of any series, the consent of whose Holders is required for modification or amendment of the Indenture;



     (8) reduce the percentage in principal amount of Outstanding Debt Securities of any series necessary for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults; or


     (9) modify such provisions with respect to modification and waiver. (Section 902)


     The Holders of a majority in principal amount of the Outstanding Debt Securities of any series may waive compliance by the Issuer or the Guarantor, as the case may be, with certain restrictive provisions of the applicable Indenture. (Section 1009) The Holders of a majority in principal amount of the Outstanding Debt Securities of any series may waive any past default under the applicable Indenture, except a default in the payment of principal, premium or interest and certain covenants and provisions of the applicable Indenture that cannot be amended without the consent of the Holder of each Outstanding Debt Security of such series affected. (Section 513)



     The Indentures provide that in determining whether the Holders of the requisite principal amount of the Outstanding Debt Securities have given or taken any direction, notice, consent, waiver or other action under such Indenture as of any date:



     (1) the principal amount of an Original Issue Discount Security that will be deemed to be Outstanding will be the amount of the principal thereof that would be due and payable as of such date upon acceleration of the Maturity thereof to such date;



     (2) if, as of such date, the principal amount payable at the Stated Maturity of a Debt Security is not determinable (for example, because it is based on an index), the principal amount of such Debt Security deemed to be Outstanding as of such date will be an amount determined in the manner prescribed for such Debt Security; and


     (3) the principal amount of a Debt Security denominated in one or more foreign currencies or currency units that will be deemed to be Outstanding will be the U.S. dollar equivalent, determined as of such date in the manner prescribed for such Debt Security, of the principal amount of such Debt Security (or, in the case of a Debt Security described in clause (1) or (2) above, of the amount described in such clause).

     Certain Debt Securities, including those for whose payment or redemption money has been deposited or set aside in trust for the Holders and those that have been fully defeased pursuant to Section 1502, will not be deemed to be Outstanding. (Section 101)


     Except in certain limited circumstances, the Issuer or the Guarantor, as the case may be, will be entitled to set any day as a record date for the purpose of determining the Holders of Outstanding Debt Securities of any series entitled to give or take any direction, notice, consent, waiver or other action under the applicable Indenture, in the manner and subject to the limitations provided in the Indenture. In certain limited circumstances, the Trustee will be entitled to set a record date for action by Holders. If a record date is set for any action to be taken by Holders of a particular series, such action may be taken only by persons who are Holders of Outstanding Debt Securities of that series on the record date. To be effective, such action must be taken by Holders of the requisite principal amount of such Debt Securities within a specified period following the record date. For any particular record date, this period will be 180 days or such other period as may be specified by the Issuer or the Guarantor, as the case may be (or the Trustee, if it set the record date), and may be shortened or lengthened (but not beyond 180 days) from time to time. (Section 104)


DEFEASANCE AND COVENANT DEFEASANCE


     If and to the extent indicated in the applicable prospectus supplement, the Issuer may elect, at its option at any time, to have the provisions of Section 1502, relating to defeasance and discharge of indebtedness, or Section 1503, relating to defeasance of certain restrictive covenants applied to the Debt Securities of any series, or to any specified part of a series. (Section 1501)



     Defeasance and Discharge. The Indentures provide that, upon the Issuer's exercise of its option (if any) to have Section 1502 applied to any Debt Securities, the Issuer and the Guarantor will be discharged from all their respective obligations, and, if such Debt Securities are Subordinated Debt Securities, the provisions of the Subordinated Indenture relating to subordination (but not to conversion, if applicable) and the provisions of any Indentures of Tom Brown Resources relating to guarantees, will cease to be effective, with respect to such Debt Securities (except for certain obligations to exchange or register the transfer of Debt Securities, to replace stolen, lost or mutilated Debt Securities, to maintain paying agencies and to hold moneys for payment in trust) upon the deposit in trust for the benefit of the Holders of such

Debt Securities of money or U.S. Government Obligations, or both, which, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an amount sufficient to pay the principal of and any premium and interest on such Debt Securities on the respective Stated Maturities in accordance with the terms of the applicable Indenture and such Debt Securities. Such defeasance or discharge may occur only if, among other things:



     (1) the Issuer has delivered to the applicable Trustee an Opinion of Counsel to the effect that it has received from, or there has been published by, the United States Internal Revenue Service a ruling, or there has been a change in tax law, in either case to the effect that Holders of such Debt Securities will not recognize gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge were not to occur;


     (2) no Event of Default or event that with the passing of time or the giving of notice, or both, shall constitute an Event of Default shall have occurred and be continuing;


     (3) such deposit, defeasance and discharge will not result in a breach or violation of, or constitute a default under, any agreement or instrument to which the Issuer or the Guarantor is a party or by which such party is bound;



     (4) in the case of Subordinated Debt Securities, at the time of such deposit, no default in the payment of all or a portion of principal of (or premium, if any) or interest on any of the Issuer's Senior Debt shall have occurred and be continuing, no event of default shall have resulted in the acceleration of any of the Issuer's Senior Debt and no other event of default with respect to any of the Issuer's Senior Debt shall have occurred and be continuing permitting after notice or the lapse of time, or both, the acceleration thereof; and



     (5) the Issuer has delivered to the Trustee an Opinion of Counsel to the effect that such deposit shall not cause the Trustee or the trust so created to be subject to the Investment Company Act of 1940. (Sections 1502 and 1504)



     Defeasance of Certain Covenants. The Indentures provide that, upon the Issuer's exercise of its option (if any) to have the provisions of the applicable Indenture relating to covenant defeasance applied to any Debt Securities, the Issuer may omit to comply with certain restrictive covenants, including those that may be described in the applicable prospectus supplement, the occurrence of certain Events of Default, which are described above in clause
(5) (with respect to such restrictive covenants) and clause (6) under "Events of Default" and any that may be described in the applicable prospectus supplement, will not be deemed to either be or result in an Event of Default and, if such Debt Securities are Subordinated Debt Securities, the provisions of the Subordinated Indenture relating to subordination (but not to conversion, if applicable) will cease to be effective, in each case with respect to such Debt Securities. In order to exercise such option, the Issuer or the Guarantor must deposit, in trust for the benefit of the Holders of such Debt Securities, money or U.S. Government Obligations, or both, which, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an amount sufficient to pay the principal of and any premium and interest on such Debt Securities on the respective Stated Maturities in accordance with the terms of the applicable Indenture and such Debt Securities. Such covenant defeasance may occur only if the Issuer has delivered to the applicable Trustee an Opinion of Counsel that in effect says that Holders of such Debt Securities will not recognize gain or loss for federal income tax purposes as a result of such deposit and defeasance of certain obligations and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and defeasance were not to occur, and the requirements set forth in clauses (2), (3), (4) and
(5) above are satisfied. If the Issuer exercises this option with respect to any Debt Securities and such Debt Securities were declared due and payable because of the occurrence of any Event of Default, the amount of money and U.S. Government Obligations so deposited in trust would be sufficient to pay amounts due on such Debt Securities at the time of their respective Stated Maturities but may not be sufficient to pay amounts due on such Debt

Securities upon any acceleration resulting from such Event of Default. In such case, the Issuer or the Guarantor, as the case may be, would remain liable for such payments. (Sections 1503 and 1504)


NOTICES

     Notices to Holders of Debt Securities will be given by mail to the addresses of such Holders as they may appear in the Security Register. (Sections 101 and 106)

TITLE


     The Issuer, the Guarantor, if any, the Trustees and any agent of the Issuer, the Guarantor, if any, or a Trustee may treat the Person in whose name a Debt Security is registered as the owner of the Debt Security (whether or not such Debt Security may be overdue) for the purpose of making payment and for all other purposes. (Section 308)


TRUSTEES


     The Issuer may maintain banking and other commercial relationships with any Trustee and its affiliates in the ordinary course of business and any Trustee may own debt securities and serve as Trustee under the Issuer's other indentures.


GOVERNING LAW


     The Indentures, the Guarantees and the Debt Securities will be governed by and construed in accordance with the laws of the State of New York. (Section
112)



          DESCRIPTION OF COMMON STOCK AND PREFERRED STOCK OF TOM BROWN



     Tom Brown's authorized capital stock currently consists of 55,000,000 shares of common stock, $.10 par value per share, and 2,500,000 shares of preferred stock, $.10 par value per share. We have summarized all material information relating to Tom Brown's capital stock. For a detailed description, reference is made to Tom Brown's certificate of incorporation.


COMMON STOCK


     Tom Brown's common stock is traded on the New York Stock Exchange under the symbol "TBI." As of July 21, 2003, 39,559,197 shares of common stock were issued and held of record by approximately 1,738 holders.



     Holders of shares of Tom Brown's common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. There are no cumulative voting rights with respect to the election of directors. Holders of common stock have no preemptive rights and are entitled to such dividends as may be declared by Tom Brown's board of directors out of legally available funds. The common stock is not entitled to any sinking fund, redemption or conversion provisions. If Tom Brown liquidates, dissolves, or winds up its business, the holders of common stock will be entitled to share ratably in Tom Brown's net assets remaining after the payment of all creditors and the liquidation preferences of any preferred stock. The outstanding shares of common stock are, and additional shares of common stock that Tom Brown issues will be, fully paid and non-assessable. Tom Brown has never paid any cash dividends and does not intend to pay any cash dividends on the common stock in the foreseeable future.


TRANSFER AGENT AND REGISTRAR


     The transfer agent and registrar for the common stock, as well as the rights agent under Tom Brown's rights plan, is EquiServe Trust Company, N.A.

PREFERRED STOCK


     The prospectus supplement will specify any terms of any series of Tom Brown's preferred stock offered by it including:


     - the series, the number of shares offered and the liquidation value of the preferred stock,

     - the price at which the preferred stock will be issued,

     - the dividend rate, the dates on which the dividends will be payable and other terms relating to the payment of dividends on the preferred stock,

     - the liquidation preference of the preferred stock,

     - whether the preferred stock is redeemable or subject to a sinking fund, and the terms of any such redemption or sinking fund,

     - whether the preferred stock is convertible into or exchangeable for any other securities, and the terms of any such conversion or exchange, and

     - any additional rights, preferences, qualifications, limitations or restrictions of the preferred stock.

     The description of the terms of the preferred stock to be set forth in an applicable prospectus supplement will not be complete and will be subject to and qualified in its entirety by reference to the statement of resolution relating to the applicable series of preferred stock. The registration statement of which this prospectus forms a part will include the statement of resolution as an exhibit or will incorporate it by reference.


     Tom Brown's certificate of incorporation authorizes Tom Brown's board to issue up to 2,500,000 shares of preferred stock without stockholder approval and to set the rights, preferences and other designations, including voting rights, of those shares as Tom Brown's board of directors may determine. These provisions, alone or in combination with each other and with the stockholder rights plan described below, may discourage transactions involving actual or potential changes of control of Tom Brown, including transactions that otherwise could involve payment of a premium over prevailing market prices to holders of common stock.



SPECIAL PROVISIONS OF TOM BROWN'S CERTIFICATE OF INCORPORATION AND DELAWARE LAW



     Tom Brown's certificate of incorporation and bylaws contain provisions that may have the effect of delaying, deferring or preventing a change in control of Tom Brown. These provisions, among other things, provide for noncumulative voting in the election of directors, impose certain procedural requirements on stockholders who wish to make nomination for the election of directors or propose other actions at stockholders' meetings and two-thirds voting requirements for the amendment of certain provisions of Tom Brown's bylaws.



     Tom Brown's certificate of incorporation limits the liability of Tom Brown's directors (in their capacity as directors but not in their capacity as officers) to Tom Brown or its stockholders. Specifically, Tom Brown's directors will not be personally liable for monetary damages for breach of a director's fiduciary duty as a director, except for liability for (a) any breach of the director's duty of loyalty to Tom Brown or its stockholders, (b) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (c) unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law or (d) any transaction from which the director derived an improper personal benefit. In addition to the circumstances in which a director is not personally liable as set forth in the preceding sentence, a director will not be liable to the fullest extent permitted by any amendment to the Delaware General Corporation Law hereafter enacted that further limits the liability of a director.



     Tom Brown's bylaws and certificate of incorporation provide that Tom Brown shall indemnify its officers, directors, employees and agents to the full extent permitted by law only if such indemnification with respect to any particular proceeding is authorized by Tom Brown's board of directors. In addition, Tom Brown may pay expenses incurred in defending any proceeding in advance of its final disposition if the indemnified person undertakes to repay all amounts advanced if it should ultimately be determined that such person was not entitled to indemnification.



     Section 145 of the Delaware General Corporation Law, inter alia, authorizes a corporation to indemnify any person who was or is a party or is threatened to be made a party to any suit or proceeding (other than an action by or in the right of the corporation) because such person is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation. Similarly, indemnity is authorized for such persons against expenses (including attorneys' fees) actually and reasonably incurred in defense or settlement of any pending, completed or threatened action or suit by or in the right of a corporation, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and provided further that (unless a court of competent jurisdiction otherwise provides) such person shall not have been adjudged liable to the corporation. Any such indemnification may be made only as authorized in each specific case upon a determination by the stockholders or disinterested directors that indemnification is proper because the indemnitee has met the applicable standard of conduct.


     Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him.


     Tom Brown is subject to the provisions of Section 203 of the Delaware General Corporation Law. In general, Section 203 prohibits a public Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder, unless (a) before that person became an interested stockholder, the corporation's board of directors approved the transaction in which the interested stockholder became an interested stockholder or approved the business combination; (b) upon completion of the transaction that resulted in the interested stockholder's becoming an interested stockholder, the interested stockholder owns at least 85% of the voting stock outstanding at the time the transaction commenced (excluding stock held by directors who are also officers of the corporation and by employee stock plans that do not provide employees with the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer); or (c) following the transaction in which that person became an interested stockholder, the business combination is approved by the corporation's board of directors and authorized at a meeting of stockholders by the affirmative vote of the holders of at least two-thirds of the outstanding voting stock not owned by the interested stockholder. Under Section 203, these restrictions also do not apply to certain business combinations proposed by an interested stockholder following the announcement or notification of one of certain extraordinary transactions involving the corporation and a person who was not an interested stockholder during the previous three years or who became an interested stockholder with the approval of a majority of the corporation's directors, if that extraordinary transaction is approved or not opposed by a majority of the directors who were directors before any person became an interested stockholder in the previous three years or who were recommended for election or elected to succeed such directors by a majority of such directors then in office. "Business combination" includes mergers, assets sales and other transactions resulting in a financial benefit to the stockholder. "Interested stockholder" is a person who, together with affiliates and associates, owns (or, within three years, did own) 15% or more of the corporation's voting stock.

STOCKHOLDER RIGHTS PLAN


     Tom Brown has a stockholder rights plan.



     Under the rights plan, each right entitles the registered holder to purchase from Tom Brown one-hundredth of a share of Tom Brown's Series B Preferred Stock, $.10 par value (the "preferred shares"), at a price of $120 per one one-hundredth of a preferred share, subject to adjustment.



     Until the distribution date, the rights will be evidenced by the certificates representing Tom Brown's common stock.


     The rights will separate from the common stock, or a distribution date will occur, upon the earlier of:


     - 10 business days following a public announcement that a person or group of affiliated or associated persons acquired beneficial ownership of 15% or more of Tom Brown's outstanding common stock (an "acquiring person"), subject to certain exceptions set forth in the rights plan, or



     - 10 business days following the commencement or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of 15% or more of Tom Brown's common stock.



     Until the distribution date, the rights will be transferred with and only with Tom Brown's common stock. As soon as practicable following the distribution date, separate certificates evidencing the rights will be mailed to holders of record of Tom Brown's common stock as of the close of business on the distribution date and such separate rights certificates alone will thereafter evidence the rights.


     The rights are not exercisable until the distribution date. The rights will expire on March 1, 2011, unless the expiration date is extended or unless the rights are earlier redeemed as described below.


     The preferred shares purchasable upon exercise of the rights will be nonredeemable. Each preferred share will have a minimum preferential quarterly dividend rate of $1.00 per share, but will be entitled to an aggregate dividend of 100 times the dividend, if any, declared on Tom Brown's common stock. In the event of liquidation, the holders of the preferred shares will receive a preferential liquidation payment of $100 per share, but will be entitled to receive an aggregate liquidation payment equal to 100 times the payment made per share of common stock. Each preferred share will have one hundred votes, voting together with the common stock. Finally, in the event of any merger, consolidation or other transaction in which common stock is exchanged, each preferred share will be entitled to receive 100 times the amount received per share of common stock.


     Because of the nature of the preferred shares' dividend, liquidation and voting rights, the value of one one-hundredth interest in a preferred share purchasable upon exercise of each right should approximate the value of one share of common stock.

     The purchase price and the number of preferred shares or other securities issuable upon exercise of the rights are subject to adjustment from time to time to prevent dilution.


     If, after any person becomes an acquiring person, Tom Brown was acquired in a merger or other business combination transaction or more than 50% of Tom Brown's consolidated assets, earning power or cash flow generation capacity were sold, proper provision will be made so that each holder of a right will thereafter have the right to receive upon the exercise thereof at the then current purchase price of the right, that number of shares of common stock of the acquiring company that at the time of such transaction would have a market value of two times the purchase price of the right.


     In the event any person becomes an acquiring person, each right then outstanding would "flip-in" and become a right to buy that number of shares of common stock that at the time of such acquisition would have a market value of two times the exercise price of the right. The acquiring person who triggered the rights would be excluded from the "flip-in" because his rights would have become void upon his triggering acquisition.

     At anytime after a person has become an acquiring person and the acquiring person owns less than 50% of Tom Brown's voting shares then outstanding, Tom Brown's board of directors would have the option to issue shares of common stock in exchange for the rights (other than rights owned by the acquiring person, which would be void) at the rate of one share for each right.



     At any time prior to a person becoming an acquiring person, Tom Brown's board of directors may redeem the rights in whole, but not in part, at a price of $.01 per right subject to adjustment. Immediately upon the action of Tom Brown's board of directors ordering redemption of the rights, the right to exercise the rights will terminate and the only right of the holders of rights will be to receive the redemption price.



     The terms of the rights may be amended by Tom Brown's board of directors without the consent of the holders of the rights. However, from and after the date that any person becomes an acquiring person, the rights may be amended by Tom Brown's board of directors solely in order (1) to cure any ambiguity, (2) to correct or supplement any defective or otherwise inconsistent provision in the rights plan, (3) subject to certain restrictions, to shorten or lengthen any time period or (4) to otherwise change or supplement the rights plan in a manner that does not adversely affect the interests of the holders of the rights (other than an acquiring person or an affiliate or associate of an acquiring person). The amendment provision of the rights plan provides that the 15% threshold can be lowered to not less than 10%; provided, however, that no person who then beneficially owns a number of shares of common stock equal to or greater than the reduced threshold shall be an acquiring person unless such person acquires additional shares.



                 DESCRIPTION OF DEPOSITARY SHARES OF TOM BROWN


GENERAL


     Tom Brown may offer fractional shares of preferred stock, rather than full shares of preferred stock. If Tom Brown decides to offer fractional shares of preferred stock, Tom Brown will issue receipts for depositary shares. Each depositary share will represent a fraction of a share of a particular series of preferred stock. A prospectus supplement will indicate that fraction. The shares of preferred stock represented by depositary shares will be deposited under a deposit agreement between Tom Brown and a depositary that is a bank or trust company that meets certain requirements and is selected by Tom Brown. Each owner of a depositary share will be entitled to all of the rights and preferences of the preferred stock represented by the depositary share. The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of preferred stock in accordance with the terms of the offering.



     We have summarized all material provisions of the deposit agreement and the depositary receipts. The forms of the deposit agreement and the depositary receipts relating to any particular issue of depositary shares will be filed with the SEC on a Current Report on Form 8-K prior to Tom Brown's offering of the depositary shares, and you should read such documents for provisions that may be important to you.


DIVIDENDS AND OTHER DISTRIBUTIONS


     If Tom Brown pays a cash distribution or dividend on a series of preferred stock represented by depositary shares, the depositary will distribute such dividends to the record holders of such depositary shares. If the distributions are in property other than cash, the depositary will distribute the property to the record holders of the depositary shares. If, however, the depositary determines that it is not feasible to make the distribution of property, the depositary may, with Tom Brown's approval, sell such property and distribute the net proceeds from such sale to the holders of the preferred stock.


REDEMPTION OF DEPOSITARY SHARES


     If Tom Brown redeems a series of preferred stock represented by depositary shares, the depositary will redeem the depositary shares from the proceeds received by the depositary in connection with the redemption. The redemption price per depositary share will equal the applicable fraction of the redemption price per share of the preferred stock. If fewer than all the depositary shares are redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as the depositary may determine.

VOTING THE PREFERRED STOCK


     Upon receipt of notice of any meeting at which the holders of the preferred stock represented by depositary shares are entitled to vote, the depositary will mail the notice to the record holders of the depositary shares relating to such preferred stock. Each record holder of these depositary shares on the record date, which will be the same date as the record date for the preferred stock, may instruct the depositary as to how to vote the preferred stock represented by such holder's depositary shares. The depositary will endeavor, insofar as practicable, to vote the amount of the preferred stock represented by such depositary shares in accordance with such instructions, and Tom Brown will take all action that the depositary deems necessary in order to enable the depositary to do so. The depositary will abstain from voting shares of the preferred stock to the extent it does not receive specific instructions from the holders of depositary shares representing such preferred stock.


AMENDMENT AND TERMINATION OF THE DEPOSITARY AGREEMENT


     The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may be amended by agreement between the depositary and Tom Brown. Any amendment that materially and adversely alters the rights of the holders of depositary shares will not, however, be effective unless such amendment has been approved by the holders of at least a majority of the depositary shares then outstanding. The deposit agreement may be terminated by the depositary or Tom Brown only if (a) all outstanding depositary shares have been redeemed or (b) there has been a final distribution in respect of the preferred stock in connection with any liquidation, dissolution or winding up of Tom Brown and such distribution has been distributed to the holders of depositary receipts.


CHARGES OF DEPOSITARY


     Tom Brown will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. Tom Brown will pay charges of the depositary in connection with the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary receipts will pay other transfer and other taxes and governmental charges and any other charges, including a fee for the withdrawal of shares of preferred stock upon surrender of depositary receipts, as are expressly provided in the deposit agreement to be for their accounts.


WITHDRAWAL OF PREFERRED STOCK

     Upon surrender of depositary receipts at the principal office of the depositary, subject to the terms of the deposit agreement, the owner of the depositary shares may demand delivery of the number of whole shares of preferred stock and all money and other property, if any, represented by those depositary shares. Partial shares of preferred stock will not be issued. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of preferred stock to be withdrawn, the depositary will deliver to such holder at the same time a new depositary receipt evidencing the excess number of depositary shares. Holders of preferred stock thus withdrawn may not thereafter deposit those shares under the deposit agreement or receive depositary receipts evidencing depositary shares therefor.

MISCELLANEOUS


     The depositary will forward to holders of depositary receipts all reports and communications from Tom Brown that are delivered to the depositary and that Tom Brown is required to furnish to the holders of the preferred stock.

     Neither Tom Brown nor the depositary will be liable if Tom Brown is prevented or delayed by law or any circumstance beyond its control in performing its obligations under the deposit agreement. The obligations of the depositary and Tom Brown under the deposit agreement will be limited to performance in good faith of their duties thereunder, and Tom Brown will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. Tom Brown may rely upon written advice of counsel or accountants, or upon information provided by persons presenting preferred stock for deposit, holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.


RESIGNATION AND REMOVAL OF DEPOSITARY


     The depositary may resign at any time by delivering notice to Tom Brown of its election to do so, and Tom Brown may at any time remove the depositary. Any such resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of such appointment. Such successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $100,000,000.



                DESCRIPTION OF SECURITIES WARRANTS OF TOM BROWN



     Tom Brown may issue securities warrants for the purchase of debt securities, preferred stock, depositary shares, common stock or other securities. Securities warrants may be issued independently or together with debt securities, preferred stock, depositary shares, common stock or other securities offered by any prospectus supplement and may be attached to or separate from any such offered securities. Each series of securities warrants will be issued under a separate warrant agreement to be entered into between Tom Brown and a bank or trust company, as warrant agent, all as set forth in a prospectus supplement relating to the particular issue of securities warrants. The securities warrant agent will act solely as Tom Brown's agent in connection with the securities warrants and will not assume any obligation or relationship of agency or trust for or with any holders of securities warrants or beneficial owners of securities warrants.



     We have summarized all material provisions of the securities warrant agreements. A form of the applicable securities warrant agreement will be filed with the SEC on Form 8-K prior to any offering of the applicable warrants, and you should read such document for provisions that may be important to you. A prospectus supplement relating to a particular issue of securities warrants will contain the terms of and information relating to that issue of securities warrants, including, where applicable:


     - the designation, aggregate principal amount, currencies, denominations and terms of the series of debt securities purchasable upon exercise of securities warrants to purchase debt securities and the price at which such debt securities may be purchased upon such exercise;

     - the number of shares of common stock purchasable upon the exercise of securities warrants to purchase common stock and the price at which such number of shares of common stock may be purchased upon such exercise;

     - the number of shares and series of preferred stock or depositary shares purchasable upon the exercise of securities warrants to purchase preferred stock or depositary shares and the price at which such number of shares of such series of preferred stock or depositary shares may be purchased upon such exercise;

     - the designation and number of units of other securities purchasable upon the exercise of securities warrants to purchase other securities and the price at which such number of units of such other securities may be purchased upon such exercise;

     - the date on which the right to exercise such securities warrants shall commence and the date on which such right shall expire;

     - United States federal income tax consequences applicable to such securities warrants;

     - the amount of securities warrants outstanding as of the most recent practicable date; and

     - any other terms of such securities warrants.

     Securities warrants will be issued in registered form only. The exercise price for securities warrants will be subject to adjustment in accordance with a prospectus supplement relating to the particular issue of securities warranties.


     Each securities warrant will entitle the holder thereof to purchase such principal amount of debt securities or such number of shares of common stock, preferred stock, depositary shares or other securities at such exercise price as shall in each case be set forth in, or calculable from, a prospectus supplement relating to the securities warrants, which exercise price may be subject to adjustment upon the occurrence of certain events as set forth in such prospectus supplement. After the close of business on the expiration date, or such later date to which such expiration date may be extended by Tom Brown, unexercised securities warrants will become void. The place or places where, and the manner in which, securities warrants may be exercised shall be specified in a prospectus supplement relating to such securities warrants.


     Prior to the exercise of any securities warrants to purchase debt securities, common stock, preferred stock, depositary shares or other securities, holders of such securities warrants will not have any of the rights of holders of debt securities, common stock, preferred stock, depositary shares or other securities, as the case may be, purchasable upon such exercise, including the right to receive payments of principal of, premium, if any, or interest, if any, on the debt securities purchasable upon such exercise or to enforce covenants in any applicable indenture, or to receive payments of dividends, if any, on the common stock, preferred stock or depositary shares purchasable upon such exercise, or to exercise any applicable right to vote.

                    DESCRIPTION OF STOCK PURCHASE CONTRACTS

                     AND STOCK PURCHASE UNITS OF TOM BROWN



     Tom Brown may issue stock purchase contracts, including contracts obligating holders to purchase from Tom Brown, and obligating Tom Brown to sell to holders, a specified number of shares of common stock or other securities at a future date or dates, which we refer to in this prospectus as "stock purchase contracts." The price per share of the securities and the number of shares of the securities may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. The stock purchase contracts may be issued separately or as part of units consisting of a stock purchase contract and debt securities, preferred securities, warrants or debt obligations of third parties, including U.S. treasury securities, securing the holders' obligations to purchase the securities under the stock purchase contracts, which we refer to herein as "stock purchase units." The stock purchase contracts may require holders to secure their obligations under the stock purchase contracts in a specified manner. The stock purchase contracts also may require Tom Brown to make periodic payments to the holders of the stock purchase units or vice versa, and those payments may be unsecured or refunded on some basis.


     The applicable prospectus supplement will describe the terms of the stock purchase contracts or stock purchase units and, if applicable, collateral or depositary arrangements relating to the stock purchase contracts or stock purchase units. In addition, the applicable prospectus supplement will set forth:

     - the names of the selling stockholders;

     - the number of shares of common stock held by each of the selling stockholders;

     - the percentage of the outstanding common stock held by each of the selling stockholders; and

     - the number of shares of common stock offered by each of the selling stockholders.

Material United States federal income tax considerations applicable to the stock purchase units and the stock purchase contracts will also be discussed in the applicable prospectus supplement.

                              PLAN OF DISTRIBUTION


     Any of the securities that may be offered by us pursuant to this prospectus may be sold in or outside the United States through underwriters or dealers, agents or directly to one or more purchasers, including Tom Brown's existing stockholders in a rights offering. The prospectus supplement relating to any offering of securities will include, to the extent required, the following information:


     - the terms of the offering;

     - the names of any underwriters, dealers or agents;

     - the name or names of any managing underwriter or underwriters;

     - the purchase price of the securities from us;

     - the net proceeds to us from the sale of the securities;

     - any delayed delivery arrangements;

     - any underwriting discounts, commissions and other items constituting underwriters' compensation;

     - any initial public offering price;

     - any discounts or concessions allowed or reallowed or paid to dealers; and

     - any commissions paid to agents.

     If we use underwriters in the sale, the underwriters will acquire the securities for their own account. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change, from time to time, any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

     If we use dealers in the sale of securities, the securities will be sold directly to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale.


     We may sell the securities directly. In this case, no underwriters or agents would be involved. Tom Brown may sell securities upon the exercise of rights that Tom Brown may issue to its securityholders. We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities.


     We may sell the securities through agents we designate from time to time. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

     If we so indicate in the prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us, at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The prospectus supplement will describe the commission payable for solicitation of those contracts.

     We may have agreements with the agents, dealers and underwriters to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the agents, dealers or underwriters may be required to make. Agents, dealers and underwriters may be customers of, engage in transactions with or perform services for us in the ordinary course of their business.

                                 LEGAL MATTERS


     Vinson & Elkins L.L.P., Houston, Texas, has acted as our counsel in connection with this offering and has issued a preliminary opinion regarding the validity of the issuance of the securities offered by this prospectus. Stewart McKelvey Stirling Scales, Halifax, Nova Scotia, Canada, has issued a preliminary opinion regarding the debt securities offered by Tom Brown Resources with this prospectus. Both opinions are exhibits to the registration statement of which this prospectus forms a part. Legal counsel to any underwriters may pass upon legal matters for such underwriters.


                                    EXPERTS

     The consolidated financial statements of Tom Brown, Inc. as of December 31, 2002, and for the year ended December 31, 2002, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report covering the December 31, 2002, consolidated financial statements refers to a change in the method of accounting for goodwill and other intangible assets in 2002, and the method of accounting for derivative instruments and hedging activities in 2001.

     The consent of Arthur Andersen LLP to the inclusion of its report regarding the consolidated financial statements of Tom Brown with respect to periods prior to 2002, incorporated in this prospectus and elsewhere in this registration statement by reference, is omitted pursuant to the Securities Act Rule 437a. In June of 2002, Arthur Andersen LLP was convicted of obstructing justice, which is a felony offense. The SEC prohibits firms convicted of a felony from auditing public companies. Arthur Anderson LLP is thus unable to deliver a consent with respect to such financial statements. Because Arthur Andersen LLP has not consented to the inclusion of their report in this prospectus, you will not be able to recover against Arthur Andersen LLP under Section 11 of the Securities Act for any untrue statement of a material fact contained in the financial statements audited by Arthur Andersen LLP or any omissions to state a material fact required to be stated therein.

     The estimated reserve evaluations and related calculations, which were prepared by our petroleum engineering staff and reviewed by Ryder Scott Company, L.P., independent petroleum engineering consultants, incorporated by reference in this prospectus have been incorporated by reference in reliance on the authority of said firm as experts in petroleum engineering.

                      WHERE YOU CAN FIND MORE INFORMATION


     We have filed a joint registration statement with the SEC; however, we did not include separate financial statements of Tom Brown Resources in this prospectus because:



     - all of the voting rights of Tom Brown Resources are owned by Tom Brown directly, and Tom Brown files regular reports with the SEC;



     - Tom Brown Resources has no operations other than transferring funds to Tom Brown's subsidiaries; and



     - Tom Brown will fully and unconditionally guarantee Tom Brown Resources' obligations and the rights of holders.



     Each time we offer to sell securities, whether by Tom Brown or Tom Brown Resources, we will provide a prospectus supplement that will contain specific information about the terms of that offering, including any guarantees. The prospectus supplement may also add, update or change information contained in this prospectus. This prospectus, together with the applicable prospectus supplement, will include or refer you to all material information relating to each offering.



     Tom Brown files annual, quarterly and current reports, proxy statements and other information with the SEC (File No. 001-31308). Tom Brown's SEC filings are available to the public over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy at prescribed rates any document Tom Brown files at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the SEC's public reference room by calling the SEC at 1-800-SEC-0330.



     Tom Brown Resources is not required to file periodic and other documents under the Securities Exchange Act of 1934. Tom Brown does not intend to include in its consolidated financial statements any separate financial information regarding Tom Brown Resources. Also, in view of Tom Brown's guarantees, Tom Brown Resources does not intend to furnish holders of its debt securities with separate financial statements or other reports.



     Tom Brown's common stock is listed on the New York Stock Exchange under the symbol "TBI." Tom Brown's reports, proxy statements and other information may be read and copied at the NYSE at 20 Broad Street, 7th Floor, New York, New York 10005.



     The SEC allows us to "incorporate by reference" the information Tom Brown files with them, which means that we can disclose important information to you by referring you to other documents. The information incorporated by reference is an important part of this prospectus, and information that Tom Brown files later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and all documents Tom Brown subsequently files with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until we sell all of the securities described in this prospectus or we terminate this offering:



     - Tom Brown's annual report on Form 10-K/A for the year ended December 31, 2002, filed with the SEC on March 25, 2003;



     - Tom Brown's quarterly report on Form 10-Q for the quarter ended March 31, 2003, filed with the SEC on May 15, 2003;



     - Tom Brown's current report on Form 8-K, filed with the SEC on July 11, 2003;



     - Tom Brown's current report on Form 8-K, filed with the SEC on July 7,
       2003;



     - Tom Brown's current report on Form 8-K, filed with the SEC on June 18, 2003;



     - Tom Brown's current report on Form 8-K, filed with the SEC on May 16,
       2003;



     - Tom Brown's current report on Form 8-K, filed with the SEC on May 9,
       2003;



     - Tom Brown's current report on Form 8-K, filed with the SEC on May 8,
       2003;



     - Tom Brown's current reports on Forms 8-K, filed with the SEC on February 25, 2003; and



     - the description of Tom Brown's common stock and attached preferred share purchase rights contained in Tom Brown's Form 8-A registration statement, filed with the SEC on April 29, 2002.

     You may request a copy of these filings (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing), at no cost, by writing to us at the following address or calling the following number:

                                Tom Brown, Inc.
                         Attention: Corporate Secretary
                             555 Seventeenth Street
                                   Suite 1850
                                Denver, Colorado
                                 (303) 260-5000

     You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement. We have not authorized any dealer, salesman or other person to provide you with additional or different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement or in any document incorporated by reference in this prospectus or any prospectus supplement is accurate as of any date other than the date of the document containing the information.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                   SUBJECT TO COMPLETION, DATED JULY 23, 2003

PROSPECTUS

                                TOM BROWN, INC.

                                5,800,000 SHARES

                                  COMMON STOCK

                             ---------------------

     This prospectus relates to the offer and sale from time to time of up to an aggregate of 5,800,000 shares of our common stock for the account of the selling stockholder referred to in this prospectus. We will not receive any of the proceeds from the sale of shares of common stock by the selling stockholder. Our common stock is listed on the New York Stock Exchange under the symbol "TBI."

                             ---------------------

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                             ---------------------

                   This prospectus is dated           , 2003.

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
About This Prospectus.......................................    i
About Tom Brown.............................................    1
Use of Proceeds.............................................    1
Description of Common Stock and Preferred Stock.............    1
Selling Stockholder.........................................    4
Plan of Distribution........................................    6
Legal Matters...............................................    8
Experts.....................................................    8
Where You Can Find More Information.........................    8

                             ---------------------

                             ABOUT THIS PROSPECTUS

     This prospectus is part of a registration statement that we and one of our subsidiaries filed with the Securities and Exchange Commission, which we refer to as the "SEC," using a "shelf" registration process. Under this shelf registration process, the selling stockholder may, over time, offer and sell the common stock described in this prospectus in one or more offerings. This prospectus provides you with a general description of the common stock the selling stockholder may offer. If required, each time the selling stockholder offers common stock, we will provide one or more prospectus supplements that will contain specific information about the terms of that offering. A prospectus supplement may also add, update or change information contained in this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a prospectus supplement. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading "Where You Can Find More Information."

     Unless the context requires otherwise or unless otherwise noted, all references in this prospectus or any prospectus supplement to "Tom Brown," "we," "us" or "our" are to Tom Brown, Inc. and its subsidiaries.

                                ABOUT TOM BROWN

     Tom Brown is engaged primarily in the exploration for, and the acquisition, development, production, marketing, and sale of, natural gas, natural gas liquids and crude oil in North America. Our activities are conducted principally in the Wind River and Green River Basins of Wyoming, the Piceance Basin of Colorado, the Paradox Basin of Utah and Colorado, the Val Verde Basin and Permian Basin of west Texas and southeastern New Mexico, the east Texas Basin and the western Canadian Sedimentary Basin. We also, to a lesser extent, conduct exploration and development activities in other areas of the continental United States and Canada.

     Our executive offices are located at 555 Seventeenth Street, Suite 1850, Denver, Colorado 80202, and the telephone number there is (303) 260-5000. We maintain a website on the Internet at http://www.tombrown.com. Unless specifically incorporated by reference in this prospectus, information that you may find on our website is not part of this prospectus.

                                USE OF PROCEEDS

     This prospectus relates to the offer and sale from time to time of up to an aggregate of 5,800,000 shares of common stock for the account of the selling stockholder referred to in this prospectus. We will not receive any proceeds from the sale of any shares of common stock by the selling stockholder.

                DESCRIPTION OF COMMON STOCK AND PREFERRED STOCK

     Our authorized capital stock currently consists of 55,000,000 shares of common stock, $.10 par value per share, and 2,500,000 shares of preferred stock, $.10 par value per share. We have summarized all material information relating to our capital stock. For a detailed description, reference is made to our certificate of incorporation.

COMMON STOCK

     Our common stock is traded on the New York Stock Exchange under the symbol "TBI." As of July 21, 2003, 39,559,197 shares of common stock were issued and held of record by approximately 1,738 holders.

     Holders of shares of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. There are no cumulative voting rights with respect to the election of directors. Holders of common stock have no preemptive rights and are entitled to such dividends as may be declared by our board of directors out of legally available funds. The common stock is not entitled to any sinking fund, redemption or conversion provisions. If we liquidate, dissolve, or wind up our business, the holders of common stock will be entitled to share ratably in our net assets remaining after the payment of all creditors and the liquidation preferences of any preferred stock. The outstanding shares of common stock are, and additional shares of common stock that we issue will be, fully paid and non-assessable. We have never paid any cash dividends and do not intend to pay any cash dividends on the common stock in the foreseeable future.

TRANSFER AGENT AND REGISTRAR

     The transfer agent and registrar for the common stock, as well as the rights agent under our rights plan, is EquiServe Trust Company, N.A.

PREFERRED STOCK

     Our certificate of incorporation authorizes our board to issue up to 2,500,000 shares of preferred stock without stockholder approval and to set the rights, preferences and other designations, including voting rights, of those shares as our board of directors may determine. These provisions, alone or in combination with each other and with the stockholder rights plan described below, may discourage transactions involving actual or potential changes of control of Tom Brown, including transactions that otherwise could involve payment of a premium over prevailing market prices to holders of common stock.

SPECIAL PROVISIONS OF OUR CERTIFICATE OF INCORPORATION AND DELAWARE LAW

     Our certificate of incorporation and bylaws contain provisions that may have the effect of delaying, deferring or preventing a change in control of Tom Brown. These provisions, among other things, provide for noncumulative voting in the election of directors, impose certain procedural requirements on stockholders who wish to make nomination for the election of directors or propose other actions at stockholders' meetings and two-thirds voting requirements for the amendment of certain provisions of our bylaws.

     Our certificate of incorporation limits the liability of our directors (in their capacity as directors but not in their capacity as officers) to us or our stockholders. Specifically, our directors will not be personally liable for monetary damages for breach of a director's fiduciary duty as a director, except for liability for (a) any breach of the director's duty of loyalty to Tom Brown or our stockholders, (b) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (c) unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law or (d) any transaction from which the director derived an improper personal benefit. In addition to the circumstances in which a director is not personally liable as set forth in the preceding sentence, a director will not be liable to the fullest extent permitted by any amendment to the Delaware General Corporation Law hereafter enacted that further limits the liability of a director.

     Our bylaws and certificate of incorporation provide that we shall indemnify our officers, directors, employees and agents to the full extent permitted by law only if such indemnification with respect to any particular proceeding is authorized by our board of directors. In addition, we may pay expenses incurred in defending any proceeding in advance of its final disposition if the indemnified person undertakes to repay all amounts advanced if it should ultimately be determined that such person was not entitled to indemnification.

     Section 145 of the Delaware General Corporation Law, inter alia, authorizes a corporation to indemnify any person who was or is a party or is threatened to be made a party to any suit or proceeding (other than an action by or in the right of the corporation) because such person is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation. Similarly, indemnity is authorized for such persons against expenses (including attorneys' fees) actually and reasonably incurred in defense or settlement of any pending, completed or threatened action or suit by or in the right of a corporation, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and provided further that (unless a court of competent jurisdiction otherwise provides) such person shall not have been adjudged liable to the corporation. Any such indemnification may be made only as authorized in each specific case upon a determination by the stockholders or disinterested directors that indemnification is proper because the indemnitee has met the applicable standard of conduct.

     Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him.

     We are subject to the provisions of Section 203 of the Delaware General Corporation Law. In general, Section 203 prohibits a public Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder, unless (a) before that person became an interested stockholder, the corporation's board of directors approved the transaction in which the interested stockholder became an interested stockholder or approved the business combination; (b) upon completion of the transaction that resulted in the interested stockholder's becoming an interested stockholder, the interested stockholder owns at least 85% of the voting stock outstanding at the time the transaction commenced (excluding stock held by directors who are also officers of the corporation and by employee stock plans that do not provide employees with the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer); or (c) following the transaction in which that person became an interested stockholder, the business combination is approved by the corporation's board of directors and authorized at a meeting of stockholders by the affirmative vote of the holders of at least two-thirds of the outstanding voting stock not owned by the interested stockholder. Under Section 203, these restrictions also do not apply to certain business combinations proposed by an interested stockholder following the announcement or notification of one of certain extraordinary transactions involving the corporation and a person who was not an interested stockholder during the previous three years or who became an interested stockholder with the approval of a majority of the corporation's directors, if that extraordinary transaction is approved or not opposed by a majority of the directors who were directors before any person became an interested stockholder in the previous three years or who were recommended for election or elected to succeed such directors by a majority of such directors then in office. "Business combination" includes mergers, assets sales and other transactions resulting in a financial benefit to the stockholder. "Interested stockholder" is a person who, together with affiliates and associates, owns (or, within three years, did own) 15% or more of the corporation's voting stock.

STOCKHOLDER RIGHTS PLAN

     We have a stockholder rights plan.

     Under the rights plan, each right entitles the registered holder to purchase from us one-hundredth of a share of our Series B Preferred Stock, $.10 par value (the "preferred shares"), at a price of $120 per one one-hundredth of a preferred share, subject to adjustment.

     Until the distribution date, the rights will be evidenced by the certificates representing our common stock.

     The rights will separate from the common stock, or a distribution date will occur, upon the earlier of:

     - 10 business days following a public announcement that a person or group of affiliated or associated persons acquired beneficial ownership of 15% or more of our outstanding common stock (an "acquiring person"), subject to certain exceptions set forth in the rights plan, or

     - 10 business days following the commencement or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of 15% or more of our common stock.

     Until the distribution date, the rights will be transferred with and only with our common stock. As soon as practicable following the distribution date, separate certificates evidencing the rights will be mailed to holders of record of our common stock as of the close of business on the distribution date and such separate rights certificates alone will thereafter evidence the rights.

     The rights are not exercisable until the distribution date. The rights will expire on March 1, 2011, unless the expiration date is extended or unless the rights are earlier redeemed as described below.

     The preferred shares purchasable upon exercise of the rights will be nonredeemable. Each preferred share will have a minimum preferential quarterly dividend rate of $1.00 per share, but will be entitled to an aggregate dividend of 100 times the dividend, if any, declared on our common stock. In the event of liquidation, the holders of the preferred shares will receive a preferential liquidation payment of $100 per share, but will be entitled to receive an aggregate liquidation payment equal to 100 times the payment made per share of common stock. Each preferred share will have one hundred votes, voting together with the common stock. Finally, in the event of any merger, consolidation or other transaction in which common stock is exchanged, each preferred share will be entitled to receive 100 times the amount received per share of common stock.

     Because of the nature of the preferred shares' dividend, liquidation and voting rights, the value of one one-hundredth interest in a preferred share purchasable upon exercise of each right should approximate the value of one share of common stock.

     The purchase price and the number of preferred shares or other securities issuable upon exercise of the rights are subject to adjustment from time to time to prevent dilution.

     If, after any person becomes an acquiring person, we were acquired in a merger or other business combination transaction or more than 50% of our consolidated assets, earning power or cash flow generation capacity were sold, proper provision will be made so that each holder of a right will thereafter have the right to receive upon the exercise thereof at the then current purchase price of the right, that number of shares of common stock of the acquiring company that at the time of such transaction would have a market value of two times the purchase price of the right.

     In the event any person becomes an acquiring person, each right then outstanding would "flip-in" and become a right to buy that number of shares of common stock that at the time of such acquisition would have a market value of two times the exercise price of the right. The acquiring person who triggered the rights would be excluded from the "flip-in" because his rights would have become void upon his triggering acquisition.

     At anytime after a person has become an acquiring person and the acquiring person owns less than 50% of our voting shares then outstanding, our board of directors would have the option to issue shares of common stock in exchange for the rights (other than rights owned by the acquiring person, which would be void) at the rate of one share for each right.

     At any time prior to a person becoming an acquiring person, our board of directors may redeem the rights in whole, but not in part, at a price of $.01 per right subject to adjustment. Immediately upon the action of our board of directors ordering redemption of the rights, the right to exercise the rights will terminate and the only right of the holders of rights will be to receive the redemption price.

     The terms of the rights may be amended by our board of directors without the consent of the holders of the rights. However, from and after the date that any person becomes an acquiring person, the rights may be amended by our board of directors solely in order (1) to cure any ambiguity, (2) to correct or supplement any defective or otherwise inconsistent provision in the rights plan,
(3) subject to certain restrictions, to shorten or lengthen any time period or
(4) to otherwise change or supplement the rights plan in a manner that does not adversely affect the interests of the holders of the rights (other than an acquiring person or an affiliate or associate of an acquiring person). The amendment provision of the rights plan provides that the 15% threshold can be lowered to not less than 10%; provided, however, that no person who then beneficially owns a number of shares of common stock equal to or greater than the reduced threshold shall be an acquiring person unless such person acquires additional shares.

                              SELLING STOCKHOLDER

     On July 14, 2003, we received notice from Chicago Carbon Company, the selling stockholder, that Chicago Carbon was exercising certain of its rights under the stock rights agreement described below by requesting that we register under the registration statement of which this prospectus is a part all shares of Tom Brown common stock held by Chicago Carbon. Accordingly, this prospectus relates to the offer and sale of up to 5,800,000 shares of our common stock by the selling stockholder and certain of its donees, pledgees, transferees and successors-in-interest.

     The following table sets forth certain information with respect to the beneficial ownership of our common stock by the selling stockholder as of July 21, 2003. Beneficial ownership is calculated based on 39,559,197 shares of our common stock outstanding as of July 21, 2003.

                                                      SHARES OWNED          SHARES OWNED
                                        SHARES       BEFORE OFFERING     AFTER OFFERING(1)
                                        OFFERED    -------------------   ------------------
NAME OF SELLING STOCKHOLDER             HEREBY      NUMBER     PERCENT   NUMBER    PERCENT
---------------------------            ---------   ---------   -------   -------   --------
Chicago Carbon.......................  5,800,000   5,800,000   14.66%       --         --

---------------

(1) Assumes the sale of all shares of common stock offered by this prospectus and no other purchases or sales of our common stock by the selling stockholder. If the selling stockholder does not sell all of the shares of common stock offered by this prospectus, actual ownership after the offering will be higher than this table reflects.

     We, Union Oil Company of California and Chicago Carbon, an indirect, wholly owned subsidiary of Union Oil Company, are parties to a stock ownership and registration rights agreement, dated as of June 29, 1999 and amended as of September 30, 1999. The stock rights agreement affords Chicago Carbon certain rights, including the right to: (i) require us to undertake, from time to time, the registration with the SEC of some or all of the shares of common stock Chicago Carbon owns, subject to customary limitations as set forth in the stock rights agreement; (ii) request that some or all of the shares of common stock owned by Chicago Carbon be included with other shares of common stock that we propose to register with the SEC, whether such registration relates to a primary or secondary offering or an offering of shares of common stock under a universal shelf registration statement, subject to customary limitations as set forth in the stock rights agreement; and (iii) acquire as many shares of common stock as may be required to maintain Chicago Carbon's then current ownership percentage if we sell or transfer additional shares of common stock that would otherwise dilute that percentage.

     Pursuant to the stock rights agreement, Union Oil Company is currently entitled to appoint one of our directors; Union Oil Company's current designated director is Mr. Kenneth Butler.

     We will pay all expenses incurred in connection with the registration of the common stock owned by Chicago Carbon, excluding underwriting discounts and commissions.

                              PLAN OF DISTRIBUTION

     The selling stockholder may offer and sell shares of our common stock from time to time with this prospectus. We will not receive any of the proceeds of the sales of these shares.

WHO MAY SELL AND APPLICABLE RESTRICTIONS

     The selling stockholder may offer and sell shares with this prospectus directly to purchasers. The selling stockholder may donate, pledge or otherwise transfer its shares to any person so long as the transfer complies with applicable securities laws. As a result, donees, pledgees, transferees and other successors in interest that receive such shares as a gift, distribution or other non-sale related transfer may offer shares of common stock under this prospectus.

     The selling stockholder may from time to time offer shares through brokers, dealers or agents. Brokers, dealers, agents or underwriters participating in transactions may receive compensation in the form of discounts, concessions or commissions from the selling stockholder (and, if they act as agent for the purchaser of the shares, from that purchaser). The discounts, concessions or commissions may be in excess of those customary in the type of transaction involved. Any brokerage commissions and similar selling expenses attributable to the sale of shares covered by this prospectus will be borne by the selling stockholder. To comply with some state securities laws, the shares may be sold in those jurisdictions only through registered or licensed brokers or dealers.

     The selling stockholder and any brokers, dealers or agents who participate in the distribution of the shares may be deemed to be underwriters, and any profits on the sale of shares by them and any discounts, commissions or concessions received by any broker, dealer or agent may be deemed underwriting discounts and commissions under the Securities Act of 1933.

PROSPECTUS DELIVERY

     A prospectus supplement or a post-effective amendment may be filed with the SEC to disclose additional information with respect to the distribution of the shares. In particular, if we receive notice from the selling stockholder that a donee, pledgee, transferee or other successor intends to sell more than 500 shares of our common stock, or that the selling stockholder has entered into a material arrangement with an underwriter or broker-dealer for the sale of shares covered by this prospectus, then to the extent required we will file a supplement to this prospectus.

MANNER OF SALES

     The selling stockholder may act independently of us in making decisions with respect to the timing, manner and size of each sale. Sales may be made on the New York Stock Exchange or any other national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale. The shares may be sold at then prevailing market prices, at prices related to prevailing market prices, at fixed prices or at other negotiated prices.

     The shares may be sold according to one or more of the following methods:

     - a block trade in which the broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

     - purchases by a broker or dealer as principal and resale by the broker or dealer for its account as allowed under this prospectus;

     - ordinary brokerage transactions and transactions in which the broker solicits purchasers;

     - pledges of shares to a broker-dealer or other person, who may, in the event of default, purchase or sell the pledged shares;

     - an exchange distribution under the rules of the exchange;

     - face-to-face transactions between sellers and purchasers without a broker-dealer;

     - transactions directly with a market-maker;

     - through the writing of options; and

     - any other method permitted pursuant to applicable law.

     In addition, the selling stockholder may generally enter into option, derivative or hedging transactions with respect to the shares, and any related offers or sales of shares may be made under this prospectus. The selling stockholder may, for example:

     - enter into transactions involving short sales of the shares by broker-dealers in the course of hedging the positions they assume with the selling stockholder;

     - sell shares short and deliver the shares registered hereby to settle such short sales or to close out stock loans incurred in connection with its short positions;

     - write call options, put options or other derivative instruments (including exchange-traded options or privately negotiated options) with respect to the shares, or which it settles through delivery of the shares;

     - enter into option transactions or other types of transactions that require the selling stockholder to deliver shares to a broker, dealer or other financial institution, who may then resell or transfer the shares under this prospectus; or

     - loan or pledge the shares to a broker, dealer or other financial institution, who may sell the loaned shares.

     These option, derivative and hedging transactions may require the delivery to a broker, dealer or other financial institution of shares offered under this prospectus, and that broker, dealer or other financial institution may resell those shares under this prospectus.

     If a material arrangement with any broker-dealer or other agent is entered into for the sale of any shares of common stock through a block trade, special offering, exchange distribution, secondary distribution, or a purchase by a broker or dealer, a prospectus supplement will be filed, if necessary, pursuant to Rule 424(b) under the Securities Act disclosing the material terms and conditions of these arrangements.

     The selling stockholder may also sell its shares in accordance with Rule 144 under the Securities Act, or pursuant to other available exemptions from the registration requirements of the Securities Act, rather than pursuant to this prospectus.

     Under the Securities Exchange Act of 1934, any person engaged in the distribution of the shares of common stock may not simultaneously engage in market-making activities with respect to common stock for five business days prior to the start of the distribution. In addition, the selling stockholder and any other person participating in a distribution will be subject to the Exchange Act, which may limit the timing of purchases and sales of common stock by the selling stockholder or any other person.

INDEMNIFICATION

     The selling stockholder may agree to indemnify any broker-dealer or agent that participates in transactions involving sales of the shares against some liabilities, including liabilities arising under the Securities Act.

     We have agreed to indemnify the selling stockholder against certain liabilities, including certain liabilities under the Securities Act.

                                 LEGAL MATTERS

     Vinson & Elkins L.L.P., Houston, Texas, has issued a preliminary opinion regarding the validity of the issuance of the shares of common stock offered by this prospectus, which opinion is an exhibit to the registration statement of which this prospectus forms a part. Legal counsel to any underwriters may pass upon legal matters for such underwriters.

                                    EXPERTS

     The consolidated financial statements of Tom Brown, Inc. as of December 31, 2002, and for the year ended December 31, 2002, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report covering the December 31, 2002, consolidated financial statements refers to a change in the method of accounting for goodwill and other intangible assets in 2002, and the method of accounting for derivative instruments and hedging activities in 2001.

     The consent of Arthur Andersen LLP to the inclusion of its report regarding the consolidated financial statements of Tom Brown with respect to periods prior to 2002, incorporated in this prospectus and elsewhere in this registration statement by reference, is omitted pursuant to the Securities Act Rule 437a. In June of 2002, Arthur Andersen LLP was convicted of obstructing justice, which is a felony offense. The SEC prohibits firms convicted of a felony from auditing public companies. Arthur Anderson LLP is thus unable to deliver a consent with respect to such financial statements. Because Arthur Andersen LLP has not consented to the inclusion of their report in this prospectus, you will not be able to recover against Arthur Andersen LLP under Section 11 of the Securities Act for any untrue statement of a material fact contained in the financial statements audited by Arthur Andersen LLP or any omissions to state a material fact required to be stated therein.

     The estimated reserve evaluations and related calculations, which were prepared by our petroleum engineering staff and reviewed by Ryder Scott Company, L.P., independent petroleum engineering consultants, incorporated by reference in this prospectus have been incorporated by reference in reliance on the authority of said firm as experts in petroleum engineering.

                      WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and current reports, proxy statements and other information with the SEC (File No. 001-31308). Our SEC filings are available to the public over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy at prescribed rates any document we file at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the SEC's public reference room by calling the SEC at 1-800-SEC-0330.

     Our common stock is listed on the New York Stock Exchange under the symbol "TBI." Our reports, proxy statements and other information may be read and copied at the NYSE at 20 Broad Street, 7th Floor, New York, New York 10005.

     The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to other documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and all documents we subsequently file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until all of the securities described in this prospectus are sold or this offering is terminated:

     - our annual report on Form 10-K/A for the year ended December 31, 2002, filed with the SEC on March 25, 2003;

     - our quarterly report on Form 10-Q for the quarter ended March 31, 2003, filed with the SEC on May 15, 2003;

     - our current report on Form 8-K, filed with the SEC on July 11, 2003;

     - our current report on Form 8-K, filed with the SEC on July 7, 2003;

     - our current report on Form 8-K, filed with the SEC on June 18, 2003;

     - our current report on Form 8-K, filed with the SEC on May 16, 2003;

     - our current report on Form 8-K, filed with the SEC on May 9, 2003;

     - our current report on Form 8-K, filed with the SEC on May 8, 2003;

     - our current reports on Forms 8-K, filed with the SEC on February 25, 2003; and

     - the description of our common stock and attached preferred share purchase rights contained in our Form 8-A registration statement, filed with the SEC on April 29, 2002.

     You may request a copy of these filings (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing), at no cost, by writing to us at the following address or calling the following number:

                                Tom Brown, Inc.
                         Attention: Corporate Secretary
                             555 Seventeenth Street
                                   Suite 1850
                                Denver, Colorado
                                 (303) 260-5000

     You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement. We have not authorized any dealer, salesman or other person to provide you with additional or different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement or in any document incorporated by reference in this prospectus or any prospectus supplement is accurate as of any date other than the date of the document containing the information.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION


     The expenses of this offering (all of which are to be paid by the registrants) are estimated to be as follows:



Securities and Exchange Commission registration fee.........  $ 52,298
Legal fees and expenses.....................................   200,000
Accounting fees and expenses................................   200,000
Trustee fees and expenses...................................    50,000
Printing expenses...........................................   200,000
Miscellaneous...............................................    22,702
                                                              --------
     Total..................................................  $725,000
                                                              ========


ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS


TOM BROWN, INC.



     Tom Brown's bylaws and certificate of incorporation provide that Tom Brown shall indemnify its officers, directors, employees and agents to the full extent permitted by law only if such indemnification with respect to any particular proceeding is authorized by Tom Brown's board of directors. In addition, Tom Brown may pay expenses incurred in defending any proceeding in advance of its final disposition if the indemnified person undertakes to repay all amounts advanced if it should ultimately be determined that such person was not entitled to indemnification.



     Section 145 of the Delaware General Corporation Law, inter alia, authorizes a corporation to indemnify any person who was or is a party or its threatened to be made a party to any suit or proceeding (other than an action by or in the right of the corporation) because such person is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation. Similar indemnity is authorized for such persons against expenses (including attorney's fees) actually and reasonably incurred in defense or settlement of any pending, completed or threatened action or suit by or in the right of a corporation, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and provided further that (unless a court of competent jurisdiction otherwise provides) such person shall not have been adjudged liable to the corporation. Any such indemnification may be made only as authorized in each specific case upon a determination by the stockholders or disinterested directors that indemnification is proper because the indemnitee has met the applicable standard of conduct.


     Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him.


     Tom Brown maintains directors' and officers' liability insurance, which provides for payment, on behalf of the directors and officers of Tom Brown and its subsidiaries, of certain losses of such persons (other than matters uninsurable under law) arising from claims, including claims arising under the

Securities Act of 1933, for acts or omissions by such persons while acting as directors or officers of Tom Brown and/or its subsidiaries, as the case may be.



TOM BROWN RESOURCES FUNDING CORP.



     The Articles of Association of Tom Brown Resources provide, in substance, that every director and officer of Tom Brown Resources shall, in the absence of any dishonesty on the part of such person, be indemnified by Tom Brown Resources against all costs, losses and expenses, including an amount paid to settle an action or claim or satisfy a judgment, that such person may incur or become liable to pay in respect of any claim made against such person or civil, criminal or administrative action or proceeding to which such person is made a party by reason of being or having been a director or officer of Tom Brown Resources.


ITEM 16.  EXHIBITS

     (a) Exhibits:


 ***1.1    --    Form of Underwriting Agreement.
    3.1    --    Certificate of Incorporation, as amended, of Tom Brown, Inc.
                 (incorporated by reference to Exhibit 3.1 in Tom Brown,
                 Inc.'s Form S-8 (Registration No. 333-31426) filed with the
                 Securities and Exchange Commission on December 6, 2000).
    3.2    --    Amended and Restated Bylaws of Tom Brown, Inc., dated May
                 10, 2001 (incorporated by reference to Exhibit 3.1 in Tom
                 Brown, Inc.'s Form 10-Q for the quarterly period ended March
                 31, 2001 (File No. 000-03880), and filed with the Securities and Exchange Commission on May 14, 2001).
    4.1    --    First Amended and Restated Rights Agreement dated March 1,
                 2001 between Tom Brown, Inc. and EquiServe Trust Company,
                 N.A. (incorporated by reference to Exhibit 4.2 in Tom Brown,
                 Inc.'s Form 10-K for the fiscal year ended December 31, 2000
                 (File No. 000-03880), and filed with the Securities and
                 Exchange Commission on March 13, 2001).
  **4.2    --    Form of Senior Indenture of Tom Brown, Inc.
  **4.3    --    Form of Subordinated Indenture of Tom Brown, Inc.
  **4.4    --    Form of Senior Indenture of Tom Brown Resources Funding
                 Corp.
  **4.5    --    Form of Subordinated Indenture of Tom Brown Resources
                 Funding Corp.
 ***4.6    --    Form of Debt Securities.
 ***4.7    --    Form of Securities Warrants.
 ***4.8    --    Form of Depositary Agreement.
 ***4.9    --    Form of Depositary Receipts.
 ***4.10   --    Form of Stock Purchase Contracts.
 ***4.11   --    Form of Stock Purchase Units.
  **5.1    --    Opinion of Vinson & Elkins L.L.P.
  **5.2    --    Opinion of Stewart McKelvey Stirling Scales.
  *12.1    --    Computation of Ratio of Earnings to Fixed Charges and Ratio
                 of Earnings to Fixed Charges and Preferred Stock Dividends.
 **23.1    --    Consent of KPMG LLP.
 **23.2    --    Consent of Ryder Scott Company, L.P.
   23.3    --    Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1).
   23.4    --    Consent of Stewart McKelvey Stirling Scales (included in
                 Exhibit 5.2).
  *24.1    --    Powers of Attorney for Officers and Directors of Tom Brown,
                 Inc.
   24.2    --    Powers of Attorney for Officers and Directors of Tom Brown
                 Resources Funding Corp. (included on page II-7).

***25.1    --    Form T-1 Statement of Eligibility and Qualification under
                 the Trust Indenture Act of 1939 of the Trustee under Tom
                 Brown, Inc.'s Senior Indenture.
***25.2    --    Form T-1 Statement of Eligibility and Qualification under
                 the Trust Indenture Act of 1939 of the Trustee under Tom
                 Brown, Inc.'s Subordinated Indenture.
***25.3    --    Form T-1 Statement of Eligibility and Qualification under
                 the Trust Indenture Act of 1939 of the Trustee under Tom
                 Brown Resources Funding Corp.'s Senior Indenture.
***25.4    --    Form T-1 Statement of Eligibility and Qualification under
                 the Trust Indenture Act of 1939 of the Trustee under Tom
                 Brown Resources Funding Corp.'s Subordinated Indenture.


---------------

  * Previously filed with Form S-3 on May 1, 2003.

 ** Filed herewith.


*** To be filed by amendment or in a Current Report on Form 8-K.


ITEM 17.  UNDERTAKINGS


     (a) The undersigned registrants hereby undertake:


          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;


provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by either registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.


          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.


     (b) The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act, each filing of a registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.



     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of either registrant pursuant to any charter provision, bylaw, contract, arrangement, statute or otherwise, the registrants have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by either registrant of expenses incurred or paid by a director, officer or controlling person of such registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.



     (d) The undersigned registrants hereby undertake that:



          (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrants pursuant to Rule 424(b)(1) or
     (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.


          (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


     (e) The undersigned registrants hereby undertake to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

                                   SIGNATURES


                                TOM BROWN, INC.



     Pursuant to the requirements of the Securities Act of 1933, Tom Brown, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 3 to Registration Statement No. 333-104896 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on the 23(rd) day of July, 2003.


                                          TOM BROWN, INC.

                                          By:    /s/ DANIEL G. BLANCHARD
                                            ------------------------------------
                                                    Daniel G. Blanchard
                                              Executive Vice President, Chief
                                                          Financial
                                                   Officer and Treasurer


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 3 to Registration Statement No. 333-104896 has been signed below by the following persons in the capacities indicated on the 23(rd) day of July, 2003.


              SIGNATURE                                  TITLE
              ---------                                  -----
                  *                      Chairman, Chief Executive Officer and
   --------------------------------          President (principal executive
          James D. Lightner                             officer)




       /s/ DANIEL G. BLANCHARD              Executive Vice President, Chief
   --------------------------------         Financial Officer and Treasurer
         Daniel G. Blanchard                 (principal financial officer)




                  *                         Controller (principal accounting
   --------------------------------                     officer)
           Richard L. Satre




                  *                                     Director
   --------------------------------
         David M. Carmichael




                  *                                     Director
   --------------------------------
             Henry Groppe




                  *                                     Director
   --------------------------------
        Edward W. LeBaron, Jr.




                  *                                     Director
   --------------------------------
        Robert H. Whilden, Jr.




                  *                                     Director
   --------------------------------
            Wayne W. Murdy




                  *                                     Director
   --------------------------------
           James B. Wallace

              SIGNATURE                                  TITLE
              ---------                                  -----





                  *                                     Director
   --------------------------------
           John C. Linehan




                  *                                     Director
   --------------------------------
          Kenneth B. Butler




     *By:/s/ DANIEL G. BLANCHARD
--------------------------------------
      Name: Daniel G. Blanchard
       Title: Attorney-in-Fact

                                   SIGNATURES



                       TOM BROWN RESOURCES FUNDING CORP.



     Pursuant to the requirements of the Securities Act of 1933, Tom Brown Resources Funding Corp. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 3 to Registration Statement No. 333-104896 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on the 23(rd) day of July, 2003.



                                          TOM BROWN RESOURCES FUNDING CORP.



                                          By:   /s/ DANIEL G. BLANCHARD

                                          --------------------------------------

                                                   Daniel G. Blanchard


                                                      Vice President



     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James D. Lightner and Daniel G. Blanchard, or either of them, his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Form S-3 Registration Statement and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.



     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 3 to Registration Statement No. 333-104896 has been signed below by the following persons in the capacities indicated on the 23(rd) day of July, 2003.



                 SIGNATURE                                            TITLE
                 ---------                                            -----
           /s/ JAMES D. LIGHTNER                   President (principal executive officer) and
--------------------------------------------                         Director
             James D. Lightner

          /s/ DANIEL G. BLANCHARD                  Vice President (principal financial officer
--------------------------------------------          and principal accounting officer) and
            Daniel G. Blanchard                                      Director

             /s/ THOMAS W. DYK                                       Director
--------------------------------------------
               Thomas W. Dyk

                               INDEX TO EXHIBITS


 ***1.1    --    Form of Underwriting Agreement.
    3.1    --    Certificate of Incorporation, as amended, of Tom Brown, Inc.
                 (incorporated by reference to Exhibit 3.1 in Tom Brown,
                 Inc.'s Form S-8 (Registration No. 333-31426) filed with the
                 Securities and Exchange Commission on December 6, 2000).
    3.2    --    Amended and Restated Bylaws of Tom Brown, Inc., dated May
                 10, 2001 (incorporated by reference to Exhibit 3.1 in Tom
                 Brown, Inc.'s Form 10-Q for the quarterly period ended March
                 31, 2001 (File No. 000-03880), and filed with the Securities and Exchange Commission on May 14, 2001).
    4.1    --    First Amended and Restated Rights Agreement dated March 1,
                 2001 between Tom Brown, Inc. and EquiServe Trust Company,
                 N.A. (incorporated by reference to Exhibit 4.2 in Tom Brown,
                 Inc.'s Form 10-K for the fiscal year ended December 31, 2000
                 (File No. 000-03880), and filed with the Securities and
                 Exchange Commission on March 13, 2001).
  **4.2    --    Form of Senior Indenture of Tom Brown, Inc.
  **4.3    --    Form of Subordinated Indenture of Tom Brown, Inc.
  **4.4    --    Form of Senior Indenture of Tom Brown Resources Funding
                 Corp.
  **4.5    --    Form of Subordinated Indenture of Tom Brown Resources
                 Funding Corp.
 ***4.6    --    Form of Debt Securities.
 ***4.7    --    Form of Securities Warrants.
 ***4.8    --    Form of Depositary Agreement.
 ***4.9    --    Form of Depositary Receipts.
 ***4.10   --    Form of Stock Purchase Contracts.
 ***4.11   --    Form of Stock Purchase Units.
  **5.1    --    Opinion of Vinson & Elkins L.L.P.
  **5.2    --    Opinion of Stewart McKelvey Stirling Scales.
  *12.1    --    Computation of Ratio of Earnings to Fixed Charges and Ratio
                 of Earnings to Fixed Charges and Preferred Stock Dividends.
 **23.1    --    Consent of KPMG LLP.
 **23.2    --    Consent of Ryder Scott Company, L.P.
   23.3    --    Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1).
   23.4    --    Consent of Stewart McKelvey Stirling Scales (included in
                 Exhibit 5.2).
  *24.1    --    Powers of Attorney for Officers and Directors of Tom Brown,
                 Inc.
   24.2    --    Powers of Attorney for Officers and Directors of Tom Brown
                 Resources Funding Corp. (included on page II-7).
***25.1    --    Form T-1 Statement of Eligibility and Qualification under
                 the Trust Indenture Act of 1939 of the Trustee under Tom
                 Brown, Inc.'s Senior Indenture.
***25.2    --    Form T-1 Statement of Eligibility and Qualification under
                 the Trust Indenture Act of 1939 of the Trustee under Tom
                 Brown, Inc.'s Subordinated Indenture.
***25.3    --    Form T-1 Statement of Eligibility and Qualification under
                 the Trust Indenture Act of 1939 of the Trustee under Tom
                 Brown Resources Funding Corp.'s Senior Indenture.
***25.4    --    Form T-1 Statement of Eligibility and Qualification under
                 the Trust Indenture Act of 1939 of the Trustee under Tom
                 Brown Resources Funding Corp.'s Subordinated Indenture.


---------------

  * Previously filed with Form S-3 on May 1, 2003.


 ** Filed herewith.



*** To be filed by amendment or in a Current Report on Form 8-K.